UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
BRIGHTCOVE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

March 31, 2023

Dear Brightcove Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Brightcove Inc. (“Brightcove”) to be held on Wednesday, May 10, 2023 at 9:00 a.m. Eastern Time, virtually, via a live webcast on the Internet at www.virtualshareholdermeeting.com/BCOV2023. You will be able to vote and submit your questions at such website during the meeting.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.

Brightcove is following the Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or the Annual Report. We plan to mail the Notice on or about March 31, 2023, and it contains instructions on how to access both the Annual Report and accompanying proxy statement over the Internet. This method provides our stockholders with expedited access to proxy materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or virtually at the Annual Meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Brightcove. We look forward to seeing you at our Annual Meeting.

Sincerely,

Marc DeBevoise

Chief Executive Officer & Director

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save Brightcove the extra expense associated with additional solicitation. If you hold your shares through a brokerage account, your broker, bank or other agent “broker” is not permitted to vote on your behalf in the election of directors, the non-binding, advisory vote to approve the compensation of our named executive officers, or the vote to approve Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your shares virtually during the Annual Meeting.

BRIGHTCOVE INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Brightcove Inc. will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 10, 2023 at 9:00 a.m. Eastern Time, virtually, via a live webcast on the Internet at www.virtualshareholdermeeting.com/BCOV2023, for the following purposes:

•

To elect three Class II directors, Marc DeBevoise, Tsedal Neeley and Thomas E. Wheeler, to hold office until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•	To cast a non-binding, advisory vote to approve the compensation of our named executive officers;

•	To approve Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Only stockholders of record at the close of business on March 15, 2023 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the close of business on March 15, 2023 or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BCOV2023, you must enter the control number found on your proxy card, voting instruction form or notice you received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

By Order of the Board of Directors,

David Plotkin

Chief Legal Officer

Boston, Massachusetts

March 31, 2023

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 10, 2023

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at 9:00 a.m. Eastern Time on Wednesday, May 10, 2023, virtually, via a live webcast on the Internet at www.virtualshareholdermeeting.com/BCOV2023. You will be able to vote and submit your questions at such website during the meeting. We made this Proxy Statement available to stockholders beginning on March 31, 2023.

In this Proxy Statement the terms “Brightcove,” “the company,” “we,” “us,” and “our” refer to Brightcove Inc. The mailing address of our principal executive offices is Brightcove Inc., 281 Summer Street, Boston, MA 02210.

Record Date	March 15, 2023.

Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum. A quorum will be present if 21,389,427 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.

Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum.

Shares Outstanding	42,778,853 shares of common stock outstanding as of March 15, 2023.

Voting	There are four ways a stockholder of record can vote:

(1)	By Internet: You may vote over the Internet by going to www.proxyvote.com and entering the 16-digit control number provided on your proxy card or voting instruction form.

(2)	By Telephone: You may vote by telephone by following the instructions on the proxy card. You will need the 16-digit control number provided on your proxy card or voting instruction form.

(3)	By Mail: You may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4)

Virtually: If you are a stockholder as of the record date, you may vote virtually at the meeting at www.virtualshareholdermeeting.com/BCOV2023. You will need the 16-digit control number included on your proxy card or voting instruction form. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting virtually. Instructions on how to attend and vote during the Annual Meeting are described at www.proxyvote.com.

If you hold your shares through a brokerage firm, bank, broker-dealer, or other similar organization (a “broker”), please follow their instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by attending the Annual Meeting and voting virtually, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using a telephone or the Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a broker, you may revoke any prior voting instructions by contacting that firm and following their instructions prior to the applicable cutoff time.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting. Directors are elected by plurality vote. This means that the three director nominees receiving the highest number of votes “For” will be elected as directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “For” the election of each nominee named in this Proxy Statement. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees.

To be approved, Proposals 2, 3 and 4 must receive “For” votes from a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the meeting and voting on such proposal. Abstentions will have no effect on these proposals.

Broker non-votes. If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker on how to vote your shares, your broker may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to NASDAQ-listed companies, brokers that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker cannot vote the shares because the matter is considered “non-routine” under New York Stock Exchange rules. Proposals 1, 3 and 4 are considered to be “non-routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be “routine” under New York Stock Exchange rules and thus, if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.

A summary of our annual meeting proposals and applicable vote standards is set forth below:

Matter	Voting Options	Board Recommends	Vote Required for Approval	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes
Proposal 1: Election of Directors	FOR ALL WITHHOLD ALL FOR ALL EXCEPT	FOR all nominees	Plurality of votes properly cast, which means that the three nominees who receive the highest number of shares voted “For” their election will be elected. If nominees are unopposed, election requires only a single vote or more.	No Effect	No Effect
Proposal 2: Ratification of Independent Auditor	FOR AGAINST ABSTAIN	FOR	Majority of votes properly cast.	No Effect	No Effect(1)
Proposal 3: Advisory Vote on Executive Compensation	FOR AGAINST ABSTAIN	FOR	Majority of votes properly cast.	No Effect	No Effect
Proposal 4: Amendment No. 1 to 2021 Stock Incentive Plan	FOR AGAINST ABSTAIN	FOR	Majority of votes properly cast.	No Effect	No Effect

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on a particular proposal, the persons named as proxies will vote for the election of the nominees for directors named in this Proxy Statement, for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, for approval, on a non-binding, advisory basis, of the compensation of our named executive officers and for approval of Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs	We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

We have retained Innisfree M&A Incorporated (“Innisfree”) to aid in soliciting proxies and advise on certain matters relating to the Annual Meeting for a fee estimated not to exceed $40,000 plus reasonable out-of-pocket expenses. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement. Proxies may be solicited on our behalf by telephone, the Internet or through other means by our directors, officers and other employees who will receive no additional compensation therefor.

Householding	If you are a beneficial owner of our common stock and you receive your proxy materials through Broadridge Financial Solutions, Inc. (“Broadridge”), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the Annual Report than the number of beneficial owners at that address. The rules of the Securities and Exchange Commission (the “SEC”) permit Broadridge to deliver only one Notice, Proxy Statement and Annual Report on Form 10-K to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Broadridge and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the Annual Report, or any future proxy statement or annual report or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Broadridge and you wish to request delivery of a single copy of the Annual Report on Form 10-K or the proxy statement to the shared address in the future, please contact Investor Relations at Brightcove Inc., 281 Summer Street, Boston, MA 02210 or call (888) 882-1880.

Virtual Annual Meeting	Hosting a virtual annual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world. You should give yourself plenty of time to log in, ensure you have a strong Internet connection, and that you can hear streaming audio prior to the start of the meeting.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BCOV2023. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you received. You also will be able to vote your shares electronically prior to or during the Annual Meeting.

Submitting a Question	If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/BCOV2023, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints. Rules of conduct will be available during the meeting. The questions and answers will be available as soon as practicable after the Annual Meeting at investor.brightcove.com and will remain available for one week after posting.

Technical Difficulties	If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Internet Availability of Proxy Materials	We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, instead of a paper copy of the accompanying proxy statement and our 2022 Annual Report on or about March 31, 2023, and it contains instructions on how to access those documents over the Internet and how to vote. If you would like to receive a print version of the Proxy Materials, free of charge, please follow the instructions on the Notice.

Questions on Voting	If you have any questions or need assistance voting, please call our proxy solicitor, Innisfree M&A Incorporated:

Stockholders may call toll free: 1-877-717-3898

Banks and Brokers may call collect: 1-212-750-5833

PROPOSAL ONE

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors, currently Kristin Frank and Scott Kurnit, expires at the 2025 annual meeting. The term of the Class II directors, currently Marc DeBevoise, Tsedal Neeley and Thomas E. Wheeler, expires at the 2023 Annual Meeting. The term of the Class III directors, currently Gary Haroian, Diane Hessan and Ritcha Ranjan, expires at the 2024 annual meeting. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board has nominated Marc DeBevoise, Tsedal Neeley and Thomas E. Wheeler for election as directors to serve for a three-year term ending at the 2026 annual meeting or until their successors are elected and qualified. Each of the nominees named in this Proxy Statement is a current member of our Board and has consented to serve if elected.

Under our bylaws, directors are elected by plurality vote. This means that the three director nominees receiving the highest number of votes “For” will be elected as directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “For” the election of each nominee named in this Proxy Statement. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees. Broker non-votes will have no effect on the election of the nominees.

If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees named in this Proxy Statement will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES NAMED IN THIS PROXY STATEMENT.

The biographies of each of the nominees named in this Proxy Statement and the continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise “independent” directors under the published listing requirements of the NASDAQ Stock Market (“NASDAQ”).

Nominees for Election for a Three-Year Term Ending at the 2026 Annual Meeting

Marc DeBevoise, 46, has served as one of our directors and as our Chief Executive Officer since March 2022. From September 2021 to December 2022, he served as Vice Chairman of the Board and President of Argus Capital Corp., a tech-driven-media focused special purpose acquisition corporation (NASDAQ: ARGU). From November 2019 to December 2020, he served as Chief Executive Officer and President of ViacomCBS Digital (previously known as CBS Interactive) and as Chief Digital Officer of ViacomCBS (now Paramount Global; NASDAQ: PARA). From July 2016 to November 2019, Mr. DeBevoise served as President and Chief Operating Officer of CBS Interactive. From November 2018 until June 2022, Mr. DeBevoise served as a member of the board of directors, and from July 2021 until June 2022, the audit committee of the board, at Limelight Networks (now Edgio, Inc.; NASDAQ: EGIO), a provider of edge cloud, content delivery and security computing services. Earlier in his career Mr. DeBevoise held executive roles at NBC Universal and Starz and also spent numerous years in the Technology, Media, and Telecommunications Investment Banking Group at JPMorgan. He earned his B.A. in Economics and Computer Science from Tufts University and earned his M.B.A. with distinction in Entertainment, Media & Technology and Finance from NYU’s Stern School of Business. Mr. DeBevoise was selected to serve on our Board due to the perspective and experience he brings as our Chief Executive Officer and his prior experience as an executive in the media, technology, digital, and streaming industries.

Tsedal Neeley, 50, has served as one of our directors since August 2020. She has been a professor at the Harvard Business School since 2007 and has been the Naylor Fitzhugh Professor of Business Administration at the Harvard Business School since 2018, and the Senior Associate Dean of Faculty Research and Development since 2021. Dr. Neeley is also the Faculty Chair for the Christensen Center for Teaching and Learning. She has been the head of the required Leadership and Organizational Behavior course in the MBA program and co-chairs the executive offering, Leading Global Businesses. Dr. Neeley has also chaired faculty recruitment. She serves on the Board of Directors of Brown Capital Management, Harvard Business Publishing, and the Partnership Inc. and is a member of Rakuten Inc.’s People and Culture Lab Advisory Board. Dr. Neeley is the author of several books, articles, cases and a simulation focusing on transformation including the virtualization of work, globalization, and digital transformation. She received her B.A. in Communication from Boston College, an Ed.M. in Human Development Psychology from Harvard University and a Ph.D. from Stanford University in Management Science and Engineering, specializing in Work, Technology and Organizations. Dr. Neeley was selected to serve on our Board due to her expertise in the fields of digital work and globalization and distinguished career in academia.

Thomas E. Wheeler, 76, has served as one of our directors since April 2018. Since January 2017, he has served as the Chief Executive Officer of the Shiloh Group, a telecommunications services strategy development and private investment company. From 2013 to 2017, Mr. Wheeler served as Chairman of the Federal Communication Commission. Mr. Wheeler served as Managing Director at Core Capital Partners, a venture capital firm investing in early stage Internet Protocol-based companies, from 2004 to 2013. Mr. Wheeler currently serves as a Visiting Fellow at the Brookings Institution, and as a Senior Fellow at the Harvard Kennedy School. Mr. Wheeler has a B.S. in International Trade from The Ohio State University. Mr. Wheeler was selected to serve on our Board due to his extensive background and leadership positions in the public and private sectors of the telecommunications industry.

Directors Continuing in Office Until the 2024 Annual Meeting

Gary E. Haroian, 71, has served as one of our directors since April 2014. From 1983 to 2002, Mr. Haroian held various positions, including Chief Financial Officer, Chief Operating Officer and Chief Executive Officer for three companies, Stratus Computer, Inc., 1983 to 1996, where he served as CFO, COO and CEO, Concord

Communications, Inc., 1997 to 2000, where he served as CFO and Bowstreet, Inc., 2000 to 2002, where he served as CFO and CEO. Stratus Computer and Concord Communications were each publicly traded companies at the time. Since 2003, Mr. Haroian has served as a director of 15 publicly held and privately backed companies. The publicly held companies include Aspen Technology, Inc., 2003 to 2021, Enernoc, Inc., 2015 to 2017, A123 Systems, Inc., 2006 to 2012, Network Engines, Inc., 2003 to 2011, Unica Corporation, 2009 to 2010, PhaseForward, Inc., 2005 to 2010, Authorize.Net Holdings Inc., 2005 to 2007, and Embarcadero Technologies, Inc., 2004 to 2006. Mr. Haroian has served as chairman of audit committees for a majority of these companies as well as a member of compensation, nominating and governance, and special committees of several of these companies. Prior to 1983, Mr. Haroian was a Certified Public Accountant. He holds a B.A. in Economics and a B.B.A. in Accounting from the University of Massachusetts Amherst. Mr. Haroian was selected to serve as a director on our Board due to his financial and accounting expertise from his prior extensive experience in finance roles with both public and private corporations. Mr. Haroian qualifies as an “audit committee financial expert” under SEC guidelines.

Diane Hessan, 68, has served as one of our directors since March 2017 and our Chairman since May 2022. Ms. Hessan has served as Chief Executive Officer of Salient Ventures since July 2016. Previously, Ms. Hessan served as Chief Executive Officer and director of the Startup Institute from October 2014 to June 2016. From December 1999 until February 2014, Ms. Hessan served as President and Chief Executive Officer of C Space (formerly Communispace Corporation), a marketing technology company that she founded. Since March 2014, Ms. Hessan has served as Chairman of C Space. Ms. Hessan also serves on the boards of Eastern Bank, Panera Bread, The Schlesinger Group, DP Acquisition Corp, Mass Challenge, Tufts University, and the National Association of Corporate Directors – New England. She is also Special Advisor to Datapoint Capital, an early-stage venture capital firm. She holds a B.A. in Economics and English from Tufts University and an M.B.A. from Harvard University. Ms. Hessan was selected to serve on our Board due to her marketing, executive leadership and oversight experience from her background as a senior executive and service on multiple boards.

Ritcha Ranjan, 47, has served as one of our directors since August 2020. Since 2021, Ms. Ranjan has been the Vice President of Product and Analytics at Microsoft Inc., building a new mental health and wellness experience. From 2019 to 2021, Ms. Ranjan was the Director of Product Management at Google LLC (“Google”) for Google Finance and the GPay Financial Platform. From 2015 to 2019, she was the Director of Product Management at Google for the Google Docs, Sheets, Slides, Sites and Keep suite of products. From 2013 to 2015, Ms. Ranjan led the product management team at Google for Google Wallet. In 2010 Ms. Ranjan co-founded Five Pumpkins LLC, an educational startup, building Android and iOS apps for early childhood development. From 2005 to 2010, she led product teams at Google for Google AdWords Editor and Mobile Search. She holds an M.B.A. from the Harvard Business School and a Bachelor of Applied Sciences in Systems Design Engineering from the University of Waterloo. Ms. Ranjan was selected to serve as a director on our Board due to her expertise in product management, strategy and enterprise software development.

Directors Continuing in Office Until the 2025 Annual Meeting

Kristin Frank, 57, has served as one of our directors since April 2018. Ms. Frank has served as CEO of AdPredictive, a software company delivering the industry’s first outcomes-driven marketing intelligence platform, since March 2020 and was President since September 2018. Before joining AdPredictive, Ms. Frank spent 23 years at Viacom Inc., where she served from 2015 to 2017 as Chief Operating Officer of MTV. From 2013 to 2015, Ms. Frank served as Executive Vice President of Viacom Music and Entertainment’s Connected Content Division. From 2009 to 2012, Ms. Frank served as General Manager for MTV and VH1 Digital. From 2005 to 2009, she served as Chief Operating Officer at LOGO TV. Ms. Frank currently serves on the board of The Beachbody Company, Inc., a leading subscription health and wellness company, Gaia, Inc., a subscription video-streaming service dedicated to conscious media and serving a global conscious community, and the privately-held company boards of AdPredictive and G/O Media. Ms. Frank also served as a board member of the privately-held Cornerstone Capital Group, an SEC-registered investment advisory that pursues financial returns alongside social impact, from January 2019 to February 2021. Ms. Frank holds a Bachelor of Business

8

Administration in Finance from the University of Iowa. Ms. Frank was selected to serve on our Board due to her extensive knowledge of the media, technology, streaming and intelligence industries and leadership experience in management, operations, and digital media.

Scott Kurnit, 69, has served as one of our directors since October 2005. Mr. Kurnit is an active angel investor, advisor and coach. He’s an investor in 12 venture capital funds and has directly invested in over 60 companies. Mr. Kurnit founded and served as Chairman and Chief Executive Officer of About Inc. (BOUT), an online resource company. Mr. Kurnit serves on the board of the Stein Eriksen Lodge. He has founded three companies in addition to About Inc. He has worked at the highest levels of Warner, Viacom, News Corp., PBS, IBM and MCI companies. Mr. Kurnit holds a B.A. in sociology and communications from Hampshire College. Mr. Kurnit was selected to serve as a director on our Board due to his extensive background and leadership positions with Internet, media and technology companies.

Executive Officers

In addition to Mr. DeBevoise, our Chief Executive Officer, who also serves as a director, our executive officers are:

Robert Noreck, 47, has served as our Executive Vice President and Chief Financial Officer since May 2018. From July 2017 to May 2018, Mr. Noreck served as our Senior Vice President, Finance and Sales Operations. From October 2013 through May 2016, Mr. Noreck served as our Vice President, Finance. From January 2011 through September 2013, Mr. Noreck served as our Director, Financial Planning and Analysis. From June 2016 through January 2017, Mr. Noreck served as the Executive Vice President, Finance for FloSports, Inc., a provider of live digital sports and original content. Mr. Noreck holds a B.S. in Finance from Binghamton University and an M.B.A. from the F.W. Olin School of Business at Babson College.

David Plotkin, 55, has served as our Chief Legal Officer since July 2017. Mr. Plotkin also has responsibility for our business security, procurement, corporate IT and facilities operations. From July 2015 to July 2017, Mr. Plotkin served as our General Counsel. Prior to that, Mr. Plotkin served as our Vice President, Business and Legal Affairs, and Deputy General Counsel, from August 2008 to July 2015. From July 2007 to August 2008, Mr. Plotkin was our Director, Business and Legal Affairs. Prior to joining Brightcove, Mr. Plotkin was a lawyer with Prince, Lobel, Glovsky & Tye LLP from January 2003 to July 2007 and with Hill & Barlow from September 2000 to December 2002. Before joining Hill & Barlow, Mr. Plotkin served as a Law Clerk to United States District Judge Alvin W. Thompson from September 1999 to September 2000. Mr. Plotkin received his J.D. from Northeastern University and his B.A. from The George Washington University.

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CORPORATE GOVERNANCE

Board Independence

The Board has determined that each of our directors, except for Mr. DeBevoise as Chief Executive Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” within the meaning of our director independence standards and the director independence standards of NASDAQ and the SEC. Furthermore, the Board has determined that each member of each of the committees of the Board is independent within the meaning of NASDAQ’s, the SEC’s and our applicable committees’ independence standards, including Rule 10a-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. There are no family relationships among any of our directors or executive officers. In addition, a majority of the members of the Board meets the independence standards of the NASDAQ Rules.

At least annually, the Board will evaluate all relationships between Brightcove and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of NASDAQ’s, the SEC’s and our applicable committees’ independence standards.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website at investor.brightcove.com/corporate-governance. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Brightcove Inc., 281 Summer Street, Boston, MA 02210, Attention: Chief Legal Officer. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at http://www.brightcove.com) and/or in our public filings with the SEC.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NASDAQ and our certificate of incorporation and bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at investor.brightcove.com/corporate-governance. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring its approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2022, the Board held ten meetings and acted by unanimous written consent on four occasions. The Board has three standing committees:

•	the Audit Committee, which held five meetings in 2022;

•	the Compensation Committee, which held eight meetings and acted by unanimous written consent on seven occasions in 2022; and

•	the Nominating and Corporate Governance Committee, which held two meetings and acted by unanimous written consent on one occasion in 2022.

Each of the incumbent directors of the Board attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board upon which they served (during the periods that they served) during 2022. The Board of Directors regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under NASDAQ and SEC rules.

Annual Meeting Attendance

It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders. All members of our Board attended the 2022 Annual Meeting.

Committees

Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has also adopted a written charter for each of the three standing committees. Each committee charter is available in the corporate governance section of our website at investor.brightcove.com/corporate-governance.

Audit Committee

Mr. Haroian, Ms. Ranjan and Mr. Wheeler currently serve on the Audit Committee, which is chaired by Mr. Haroian. The Board has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable NASDAQ rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. The Board has designated Mr. Haroian as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

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reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as our critical accounting policies and practices;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

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recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

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monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflicts of interest and approving all such transactions;

•	oversight of our policies, plans, and programs relating to cybersecurity and data protection risks associated with our products, services, and business operations; and

•	reviewing quarterly earnings releases and scripts.

The Audit Committee met five times during the fiscal year ended December 31, 2022. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our website at investor.brightcove.com/corporate-governance.

Compensation Committee

Ms. Frank, Mr. Haroian, Mr. Kurnit, Ms. Neeley and Ms. Ranjan currently serve on the Compensation Committee, which is chaired by Ms. Frank. The Board has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable SEC and NASDAQ rules. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

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determining our Chief Executive Officer’s compensation based on the Chairman of the Board’s evaluation of the performance of our Chief Executive Officer in light of such corporate goals and objectives;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and establishing our overall management compensation philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

•	reviewing and discussing with the Board corporate succession plans for our Chief Executive Officer and other key officers;

•	retaining and approving the compensation of any compensation advisers; and

•	evaluating the independence of any such compensation advisers.

The Compensation Committee met eight times and took action by unanimous written consent seven times during the fiscal year ended December 31, 2022. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our website at investor.brightcove.com/corporate-governance.

Nominating and Corporate Governance Committee

Ms. Frank, Mr. Kurnit, Ms. Neeley and Mr. Wheeler currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Wheeler. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the applicable SEC and NASDAQ rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for Board and committee membership;

•	establishing procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the persons to be nominated for election as directors and for election to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board and management.

The Nominating and Corporate Governance Committee also oversees our corporate governance and related risks, as well as risks related to our environmental, social and governance (“ESG”) policies and initiatives, including climate-related risks and opportunities. For more information see the section titled “ESG” included under Corporate Governance.

The Nominating and Corporate Governance Committee met two times and took action by unanimous written consent one time during the fiscal year ended December 31, 2022. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of our website at investor.brightcove.com/corporate-governance.

Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Among the many factors considered in identifying director nominees are the benefits of diversity in board composition, including with respect to age, gender, race, and specialized background. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Board Diversity

We are proud to have a Board with racial and gender diversity that represents our customers and community and brings diverse ideas and backgrounds to the table. Although the Board does not have a formal policy regarding diversity, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Nominating and Corporate Governance Committee assesses the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and Nominating and Corporate Governance Committee’s self-evaluation. With the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews trends in board composition, including on director diversity. As of the Annual Meeting, our Board will be comprised of a majority of members identifying as diverse individuals.

Board Diversity Matrix (As of March 31, 2023)

Total Numbers of Directors	8

	Female	Male	Non- Binary	Did not Disclose Gender
Part 1: Gender Identity
Directors	4	4	0	0
Part 2: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0

Minimum Qualifications

The Nominating and Corporate Governance Committee will consider, among other things, the following (and other) qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees: the nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Brightcove Inc., 281 Summer Street, Boston, MA 02210, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

To comply with the universal proxy rules, stockholders who intend to solicit proxies at our 2024 Annual Meeting in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 10, 2024.

Stockholder Communications

The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Brightcove Inc., 281 Summer Street, Boston, MA 02210, Attn: Chairman of the Board.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Brightcove Inc., 281 Summer Street, Boston, MA 02210, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Board Leadership Structure

Our corporate governance guidelines do not dictate a particular Board structure, and the Board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. We currently separate the roles of Chief Executive Officer and Chairman in recognition of the differences between the two roles as they are presently defined. The Chief Executive Officer, Marc DeBevoise, is responsible for setting the strategic direction for the company and for the day-to-day leadership and performance of the company, while the Chairman, Diane Hessan, provides guidance to the Chief Executive Officer and leads the Board. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Board’s Role in Risk Oversight

The Board is involved in the oversight of risks that could affect the company and receives updates at least quarterly from senior management, and periodically from outside advisors, regarding the various risks that the company faces. In carrying out its risk oversight responsibilities, the Board reviews the long- and short-term internal and external risks facing the company through its participation in long-range strategic planning, and ongoing reports from various standing committees of the Board that address risks inherent in their respective areas of oversight. This oversight is conducted primarily through the Audit Committee, which on behalf of the Board, is charged with overseeing the principal risk exposures we face and our mitigation efforts in respect of these risks. The Audit Committee is responsible for interfacing with management and discussing with management the company’s principal risk exposures and the steps management has taken to monitor and control risk exposures, including cybersecurity and data protection policies, and risk assessment and risk management policies. The Compensation Committee also plays a role in that it is charged, in overseeing our overall compensation structure, with assessing whether that compensation structure creates risks that are reasonably likely to have a material adverse effect on us. At the management level, we have established disclosure controls to monitor our compliance with securities disclosure obligations.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, the Board considers various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices are reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short and long-term incentives and fixed and variable amounts; our variable compensation is based on a balanced mix of criteria; and the Board and Compensation Committee have the authority to adjust variable compensation as appropriate.

Anti-Hedging and Anti-Pledging Policies

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when a director, executive officer, or employee is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our insider trading policy prohibits all directors, executive officers, and employees from buying our securities on margin, holding our securities in a margin account, buying or selling derivatives on our securities, engaging in short sales involving our securities, engaging in hedging transactions with respect to our securities, or pledging our securities as collateral for a loan.

ESG

At Brightcove, by providing trusted streaming technology, we help our customers reach and connect audiences and communities through video. As a trusted global technology provider, we recognize our responsibility to the environment and all of the people we impact, from our customers and their audiences, to our employees and their families, to the local communities where we work. We are guided by our commitment to responsible business through a culture that respects our employees and communities, our environment, and fundamental privacy rights. We believe that our products and services enable our customers to better meet their ESG objectives as well.

Our Culture

Brightcove employees are a team of smart, passionate people who are dedicated to making Brightcove the most trusted streaming technology company in the world. We have built a culture centered on three core values, all of which guide us in delivering at the highest level to our customers: (1) Execution; (2) Innovation; and (3) One Team. We trust our employees to know how to Execute, and we offer them the space to do so as they manage their work and personal lives. We support employees’ individualized lifestyles and needs by offering options for onsite, remote, or hybrid work.

•	We Innovate through dynamic and engaging employee experience programs, including our “Around the Cove” and “Bright Leaders” programs. We are One Team, with employees across the world coming together as a global community dedicated to succeeding as a company and making the world a better place through the products we sell. We promote community and inclusivity through forums such as our Employee Action Committee and Employee Resource Groups such as Women of Brightcove.

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We are committed to diversity at all levels of our organization and firmly believe that we can create better outcomes for our customers, employees, investors, shareholders, and the communities we serve by having a diverse range of voices and perspectives represented. This starts with our Board, which includes members from diverse demographic backgrounds. Currently, half of the seats on our Board are held by women. We also advocate for board diversity beyond Brightcove, by, for example, endorsing NASDAQ’s Board Diversity Rule. We also have an active calendar of events for our workforce to promote diversity, equity, inclusion and belonging across our global offices.

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Community giving and corporate citizenship are firmly embedded in our company culture. We support charitable organizations that are meaningful to our employees by investing in employee matching on an annual basis for monetary donations made to charitable organizations. Brightcove leadership recognizes our global communities, offering support in response to challenging events, participating in movements like Un Dia Sin Nosotras and International Women’s Day, and encouraging our One Team to learn about its constituents with efforts like monthly communications describing the significance of upcoming holidays in each region where we have employees.

Our Workplace Experience

We believe in treating all people with respect and celebrating our diverse backgrounds, ideas and perspectives. At a fundamental level, we have created a workplace that respects human rights. Our policies, such as the Brightcove Code of Business Conduct and Ethics, formalize our commitment to a workplace culture that is free of harassment, intimidation, bias and unlawful discrimination. We strictly prohibit discrimination or harassment and we encourage employees to speak up if they become aware of wrongdoing through our avenues for anonymous reporting.

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We provide a welcoming environment for new hires through resources, buddy programs and welcome sessions with senior leaders. We support ongoing employee learning and development through online courses and professional development programming, which enable our employees to grow professionally and build a strong foundation for their careers at Brightcove. We supplement this with our “Shine Bright” program, which encourages regular and ongoing conversations between employees and their managers throughout the year. We also run workshops, such as “Navigating the Cove,” which guides employees in shaping their careers at Brightcove, and “Shine Bright,” which supports employees through our new and improved continuous performance management process.

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We promote strong leadership through workshops and coaching services for managers and leaders on soft skills such as emotional intelligence, resilience and inspiring others. We also promote a strong workplace experience through fair pay practices where we pay employees fairly for the work that they do and regularly review any pay disparity between employees performing the same work at the same level through an annual global pay audit.

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Our workplace experience also safeguards employee safety and wellbeing through our comprehensive medical and dental benefits, generous paid time off policies, access to company-sponsored wellness programs, a work from home stipend and access to a confidential employee assistance program.

Our Supply Chains

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Supply Chains. Our Code of Business Conduct and Ethics reflects our commitment to acting ethically and with integrity in all our business relationships, and we value suppliers that have made commitments to human rights principles and demonstrate strong labor practices. As part of our initiative to identify and mitigate the risk of working with suppliers who do not support our objective of ethical and fair employment practices, we ask our current and prospective suppliers a series of standardized questions about the suppliers’ policies and procedures around sustainability, human rights and labor standards. Where a prospective supplier does not have such policies and procedures in place, we ask them to explain their approach and to provide us with details of their plans to adopt such policies. This review process, which is overseen by our procurement and legal teams, is intended to ensure we are working with suppliers who safeguard and promote human rights and fair employment practices in our supply chain. We also use our own standard form of vendor agreement when contracting with suppliers wherever possible, which requires contractors to comply with all applicable laws and follow all guidelines and policies provided by Brightcove.

Our Sustainability Program

We believe we operate our facilities in a way that reduces our environmental impact. We have a low carbon footprint as a technology company, and we further minimize our footprint by tailoring our operations towards sustainability. For example, we lessen the environmental burden of commuting by offering employees the option to work remotely and actively supporting remote workers through technology and collaborative tools that enable virtual communication and collaboration. We provide all employees with a meaningful stipend to encourage them to create comfortable, inviting, and productive workspaces within their homes. When choosing office locations, such as our new offices in Boston and London, we select spaces in green buildings that pride themselves on their energy efficiency, utilizing various practices, such as making use of natural light, using plants to incorporate the natural world into the working environment, integrating features to reduce water usage, and offering bike racks to encourage emission-free commuting. Wherever possible, we situate our offices in areas that are easily accessible by public transportation, and, in the United States, we offer employees the option of purchasing their public transportation access cards through Brightcove in a tax-advantaged manner. We provide reusable dishes and utensils in our kitchens, and station recycling bins throughout our offices. In addition, we take a sustainable approach to disposing of hardware. We have donated laptops to local organizations and to employees in need of devices for homeschooling during the COVID-19 pandemic, and we engage electronic waste management companies with ambitious, award-winning environmental practices. Our streaming technology also enables our customers to be more sustainable by supporting remote communications, e-commerce without the need for physical locations, and the consumption of content at home instead of through less efficient means.

Our Privacy & Security Measures

We believe that privacy is a fundamental right, and we design our products to honor individuals’ rights to their information. We take pride in transparency: we openly disclose how we collect, use, and transfer information and for what purpose, and we explain the data-related controls available to our customers and those who view their videos. Our cross functional privacy committee meets monthly to ensure that Privacy By Design and Privacy First principles are integrated into our product development. As a result, our products are designed to give our customers and those who view their videos control over the information they provide to us. We hold our service providers and contractors accountable to our standards of confidentiality and integrity of personal data.

We believe Brightcove maintains comprehensive technologies and programs to prepare our systems for data privacy and cybersecurity risks. We regularly monitor the systems that contain personal data for internal and external threats to ensure confidentiality, availability, and integrity, and our incident response program contains controls to identify threats and alert us to suspicious activity. We prioritize internal proactivity as a critical component of our security practices, and require that Brightcove employees participate in annual security training. We also distribute up-to-date information about the cybersecurity environment to increase awareness among employees. In the past few years, we have not incurred any material expenses in connection with security breach incidents, and we have not incurred any related penalties or entered into any related settlements.

Building Awareness of ESG

We have created a number of internal and external resources to promote our goals around ESG and promote awareness of our ESG program. We launched an ESG section of our website with the intention of providing transparency to our customers and stakeholders about our commitment to responsible business. We also promoted awareness of ESG within our workforce by creating an intranet page where employees can learn more about our ESG-related programs and policies. In addition, we built an intranet page specifically for our sales community on how they can speak to customers about ESG and how to field ESG-related questions as part of the procurement and customer onboarding processes. We have also taken steps to create an internal ESG charter and working group comprised of our Chief People Officer, Chief Legal Officer, and other members of our Talent Development, Legal, Marketing and Customer Success teams, which we anticipate providing a roadmap of environmental, social, and governance goals and priorities for the remainder of 2023 and beyond. It is our intention through the ESG charter to create a robust framework to progress ESG initiatives and to set out clear goals, roles and responsibilities for Brightcove employees involved with our ESG program.

Board Oversight of ESG

The Board’s oversight of ESG matters primarily occurs through the committees of the Board, including primarily our Nominating and Corporate Governance Committee, which provides oversight of management’s policies and initiatives, including our climate-related risks and opportunities, corporate governance matters and social matters; the Audit Committee, which provides regular oversight of our ethics and compliance, data privacy and security matters; and the Compensation Committee, which reviews social matters on an ongoing basis, including pay equity and our inclusion, diversity and engagement initiatives. Our Board also exercises direct oversight of our ESG initiatives. For example, the Board conducts annual reviews of our social (employee-related) matters with management. The Board and its committees offer management feedback on ESG best practices that help guide development of our various ESG initiatives.

Commitment to Good Corporate Governance

We are committed to good corporate governance and advancing the long-term interests of our stockholders by maintaining accountability and alignment of interests between leadership and investors. We have in place a diverse, majority-independent board of directors whose members have a range of professional backgrounds and experiences that complement each other and enhance its deliberations. We have regularly refreshed our Board membership and believe the range of tenures helps maintain experience while encouraging new ideas and perspectives. We have adopted Corporate Governance Guidelines that guide our director selection process and provide a framework for Board oversight. Our Code of Business Conduct and Ethics aids our directors, officers and employees in making ethical and legal decisions when conducting business and performing their day-to-day duties. We maintain an open dialogue with our investors and welcome their feedback.

Our corporate governance practices, which are described in greater detail elsewhere in this “Corporate Governance” section and in the “Other Compensation Practices and Policies” section of this Proxy Statement, include the Nominating and Corporate Governance Committee’s evaluation process of director nominees and holding executive sessions at all meetings including only independent directors, as well as our Clawback Policy, our Stock Ownership Guidelines and our Anti-Hedging and Anti-Pledging Policies.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023 and to audit the effectiveness of our internal control over financial reporting as of December 31, 2023 pursuant to the Sarbanes-Oxley Act of 2002, and we are asking you and other stockholders to ratify this appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2010.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of Ernst & Young LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

To be approved, this proposal must receive “For” votes from a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the meeting and voting on such proposal. Abstentions will have no effect on this proposal. This proposal is considered to be a “routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We adopted a policy on January 26, 2012 under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee’s next scheduled meeting, the Audit Committee has authorized its chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.

Audit Fees

The following table sets forth the fees billed by Ernst & Young LLP for audit, audit-related, tax and all other services rendered for 2022 and 2021:

Fee Category	2022	2021
Audit Fees	$1,185,000	$1,029,595
Audit-Related Fees	30,000	10,000
Tax Fees	103,890	169,407
All Other Fees	3,490	1,395
Total Fees	$1,322,380	$1,210,397

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, including acquisitions and transactions, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees. Consist of aggregate fees for accounting consultations, due diligence related to acquisitions and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees”.

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

All Other Fees. Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of an amount paid for the use of an online accounting research tool.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Report of the Audit Committee of the Board of Directors

The information contained in this Audit Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Brightcove specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board. The Audit Committee currently consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of Brightcove, and the Board has determined that each member of the Audit Committee is

“independent” for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NASDAQ rules. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. The Board has designated Mr. Haroian as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the company’s consolidated financial statements for 2022 and met with management, as well as with representatives of Ernst & Young LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee reviewed management’s report on its assessment of the effectiveness of the company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the company’s internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the company’s internal control, including internal control over financial reporting; and the overall quality of the company’s financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements for 2022 be included in its Annual Report on Form 10-K for 2022.

Audit Committee

Gary Haroian (Chairperson)

Ritcha Ranjan

Thomas E. Wheeler

PROPOSAL THREE

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.

The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this Proxy Statement. Accordingly, we are asking our stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Before you vote, we recommend that you read the Executive Compensation section of this Proxy Statement for additional details on our executive compensation programs and philosophy.

To be approved, on a non-binding, advisory basis, this proposal must receive “For” votes from a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the meeting and voting on such proposal. Abstentions and broker non-votes will have no effect on this proposal.

This vote is advisory, and therefore not binding on us, the Board or the Compensation Committee. However, our Board and Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL FOUR

APPROVAL OF AMENDMENT NO. 1 TO THE BRIGHTCOVE INC. 2021 STOCK INCENTIVE PLAN

Proposal

On March 15, 2023, upon the recommendation of the Compensation Committee, our Board approved Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan (the “2021 Plan” and, as amended, the “Amended Plan”), subject to approval from our stockholders at the Annual Meeting. The Amended Plan will increase the number of shares of common stock authorized for issuance under the 2021 Plan from 6,200,000 shares to 13,200,000 shares, an increase of 7,000,000 shares (the “Share Increase”). The Share Increase to the share reserve is the only proposed change under Amendment No. 1 to the 2021 Plan.

To be approved, this proposal must receive “For” votes from a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the meeting and voting on such proposal. Abstentions and broker non-votes will have no effect on this proposal.

Rationale for Share Increase

We operate in a highly competitive talent market and our future success depends to a great extent on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees.

Our compensation philosophy includes providing long-term equity incentive awards to a meaningful number of employees, as we believe this helps motivate and retain employees and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of Brightcove. The potential for appreciation in the price of our common stock also creates an opportunity for employees to think of themselves as owners of Brightcove.

As of March 20, 2023, only 401,811 shares of common stock were available for issuance under the 2021 Plan and the Board and Compensation Committee have determined that the remaining share reserve under the 2021 Plan will not be sufficient for our anticipated equity award needs for the remainder of 2023 and beyond. Our practice has generally been to grant equity awards that have a target value equal to a dollar amount that our Compensation Committee determines is competitive with the target value of long-term incentive awards granted by our peers, taking into account our overall pay mix relative to our peers and the appropriate balance of annual cash incentives and equity awards. Our equity awards are therefore a critical piece of our compensation program, which allows us to attract, retain and incentivize the talented and qualified employees necessary for our continued growth and success. Over the past year, our stock price has declined significantly, consistent with the market as a whole and, in particular, for companies in the technology sector. As a consequence, the necessary equity grants we have made to employees to provide similar value to those typically issued prior to the decline have utilized substantially more shares than originally contemplated at the time the 2021 Plan was adopted. At the same time, various factors, such as inflation and the post-COVID employment market, have made the competition for talent in our market more competitive and driven compensation higher.

On March 13, 2023, the Compensation Committee adjusted the structure of long-term awards for our executive officers for 2023 to better align their incentives with driving shareholder value, and approved awards to the executive officers under the new program. These awards consist of premium-priced stock options and restricted stock units, with the target value split evenly between the two types of awards. The premium-priced stock options are performance-based grants and have an exercise price of $7.00 and will therefore only have value if our stock price appreciates by at least 59% from the closing stock price on the date of grant. Given the recent decline in the Company’s stock price, the Compensation Committee determined that it was appropriate to convert the target dollar values of the awards into shares based on the 20-day trailing average price of the common stock as of February 28, 2023, which was $6.41 per share, in order to manage our dilution and overhang and ensure that there must be significant appreciation in the price of our common stock for the executive officers to recognize any value from the premium-priced stock options and to recognize the target value of the restricted stock unit awards. As compared to restricted stock units, premium-priced stock options require us to grant a meaningfully higher number of shares from the 2021 Plan, which we believe is appropriate given that these awards will only have realizable value if we deliver substantial returns for our stockholders.

We believe the Share Increase is necessary for us to continue to offer a competitive broad-based equity incentive program that enables us to recruit, motivate and retain talented and highly qualified employees and directors who are critical to our future plans and our ability to successfully operate our business. While the Board and the Compensation Committee have considered alternatives to the issuance of equity awards as a means to provide long-term incentives to our key employees, including the adoption of additional cash-based incentives, our Board and Compensation Committee believe equity awards are the most effective mechanism for creating long-term incentives for value generation. In addition, offering additional cash-based incentives in lieu of equity awards could have a significant effect on our financial and operating results, put us at a competitive disadvantage in the market for talent and reduce the alignment between the interests of our employees and those of our stockholders.

In determining the size of the Share Increase under the Amended Plan, our Board and Compensation Committee worked with management and an independent compensation consultant to evaluate a number of factors, including our corporate strategy and compensation needs, our compensation philosophy of broad-based eligibility for equity incentive awards, our recent and projected share usage, and the total potential dilution of the proposed Share Increase. The Board and Compensation Committee believe that approving an additional 7,000,000 shares for issuance under the Amended Plan is appropriate and in the best interests of stockholders given the highly competitive environment in which we compete for talent, the recent volatility in the capital markets and its impact on our stock price, and our projected share usage.

Summary of Key Stock Plan Data

Burn Rate

The following table sets forth information regarding historical awards granted and earned during 2020, 2021 and 2022 and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2020	2021	2022
Stock Options Granted	178,584	114,973	—
Time-Based Full-Value Awards Granted	1,139,209	2,269,341	3,803,691
Performance-Based Full Value Awards Granted	386,551	64,011	500,000
Total Awards Granted	1,704,344	2,448,325	4,303,691
Performance-Based Full Value Awards Vested	264,250	246,750	—
Weighted average common shares outstanding during the fiscal year	39,473,000	40,717,000	41,831,000
Annual Burn Rate	4.32%	6.01%	10.29%
Three-Year Average Burn Rate		6.87%

Our burn rate was lower than our historical average in 2020 as our stock price increased over 100% in the year, which allowed us to use less equity to compensate our executives and high-performing employees. Our burn rate in 2022 exceeded our historical average on account of equity grants to new-hire executives, or newly-promoted executives, including to our new Chief Executive Officer, Chief Strategy and Corporate Development Officer, Chief Revenue Officer and Chief People Officer, as well as the significant decline in our stock price, consistent with the market as a whole and particularly the technology sector. We also note that we have a meaningful overhang of underwater options equal to 1,419,768 shares of common stock outstanding, with a weighted average exercise price of $9.39, which is significantly above the current stock price.

We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate executives and employees for up to the next two years.

Summary of the Amended Plan

The following description of certain features of the Amended Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2021 Plan, which is filed as an exhibit to our Annual Report on Form 10-K, and Amendment No. 1 to the 2021 Plan, which is attached hereto as Exhibit A.

Administration. The Amended Plan will continue to be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended Plan. The Compensation Committee may delegate to a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All of our employees, non-employee directors and consultants are eligible to participate in the Amended Plan, subject to the discretion of the administrator, and as of December 31, 2022 over 99% of our employees held equity awards. As of December 31, 2022, approximately 858 individuals would have been eligible to participate in the Amended Plan had it been effective on such date, which includes three executive officers, 723 employees who are not executive officers, seven non-employee directors and 125 consultants. There are certain limits on the number of awards that may be granted under the Amended Plan. For example, no more than 13,200,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The Amended Plan provides that the value of all awards awarded under the Amended Plan and all other cash compensation paid by us to any non-employee director in any calendar year shall not exceed $750,000; provided, however, that such amount shall be $1,000,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board.

Minimum Vesting Period. The minimum vesting period for each equity award granted under the Amended Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the Amended Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (2) annual awards to non-employee directors that occur in connection with the company’s annual meeting of stockholders may vest on the date of the company’s next annual meeting of stockholders. In addition, the Compensation Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.

Stock Options. The Amended Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Brightcove and its subsidiaries. Non-qualified options may be granted to employees, non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on NASDAQ. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends but dividends payable with respect to restricted stock awards shall not be paid unless and until the award vests.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with the company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Unrestricted Stock Awards. The Compensation Committee may also grant (or sell at par value or such higher price determined by the Compensation Committee) shares of common stock that are free from any restrictions under the Amended Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of an award of Restricted Stock Units or as a freestanding award and will be paid only if the related award becomes vested. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. In the event of a “sale event,” as defined in the Amended Plan, awards under the Amended Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided in the award agreement, upon the effective time of the sale event, all awards with time-based conditions or restrictions will become vested and exercisable or non-forfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The Amended Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended Plan, to certain limits in the Amended Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended Plan are responsible for the payment of any federal, state or local taxes that the company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require our tax withholding obligations to be satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board may at any time amend or discontinue the Amended Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the Amended Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan. Amendment No. 1 to the 2021 Plan was approved by our Board on March 15, 2023. Awards of incentive stock options may be granted under the Amended Plan until March 25, 2031. No other awards may be granted under the Amended Plan after May 11, 2031.

New Plan Benefits

Because the grant of awards under the Amended Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended Plan, the following table provides information concerning the benefits granted to the following persons and groups under the 2021 Plan: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Time-Based Restricted Stock Units			Performance-Based Restricted Stock Units
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($) (1)		Number of Awards (#)	Dollar Value ($) (1)		Number of Awards (#)
Marc DeBevoise, Chief Executive Officer (2)	7.00		760,456	1,382,213		312,012	—		—
Jeff Ray, Former Chief Executive Officer	—		—	—		—	—		—
Robert Noreck, Chief Financial Officer	7.00		171,103	1,711,012		196,953	—		—
David Plotkin, Chief Legal Officer	7.00		133,080	941,891		125,025	—		—
All current executive officers, as a group	7.00		1,064,639	4,035,116	(4)	633,990	—		—
All current directors who are not executive officers, as a group	—		—	1,979,906	(4)	213,728	—		—
All current employees who are not executive officers, as a group	7.28	(3)	1,033,841	45,990,111	(4)	6,487,896	810,005	(4)	64,011

(1)

The valuation of stock and option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. The assumptions used to calculate the value of stock and option awards are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)

The awards granted to Mr. DeBevoise in 2022 were made pursuant to the 2022 Inducement Plan. In connection with his hire, he was granted 300,000 time-based restricted stock units, which have a grant date fair value of $2,433,000, and 500,000 performance-based restricted stock units, which have a grant date fair value of $2,031,625.

(3)	Represents the weighted-average exercise price for the group.
(4)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Amended Plan. It does not describe all federal tax consequences under the Amended Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the Amended Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the Amended Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

See below under the heading “Equity Compensation Plan Information” for information as of December 31, 2022 regarding shares of common stock that may be issued under our equity compensation plans.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AMENDMENT NO. 1 TO THE BRIGHTCOVE INC. 2021 STOCK INCENTIVE PLAN

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section explains how our executive compensation programs are designed and operate with respect to our named executive officers. Our named executive officers in 2022 were Marc DeBevoise, Chief Executive Officer from March 2022 through the present; Jeff Ray, Chief Executive Officer from January 2022 through March 2022; Robert Noreck, Chief Financial Officer; and David Plotkin, Chief Legal Officer.

Executive Summary

Overview

Our compensation strategy is designed to attract and retain high-caliber executive officers and employees, and align employee contributions with our objectives and the creation of long-term stockholder value. We intend to provide a competitive total compensation package and will share our success with our named executive officers, as well as our other employees, when our objectives are met.

Compensation for our named executive officers consists primarily of the elements identified in the following table.

Compensation Element	Objective

Base salary	To attract and retain employees and to recognize ongoing execution of job responsibilities.

Annual performance-based cash compensation	To emphasize achievement of corporate objectives and provide additional reward opportunities when key business objectives are met.

Long-term equity incentive compensation	To emphasize achievement of corporate objectives, align interests with those of our stockholders, reward increases in stockholder value, reinforce our focus on team success and promote retention.

Each of the elements of our executive compensation program is discussed in more detail below. Our compensation elements are designed to be flexible, to complement each other and to serve the compensation objectives described above. We have not adopted any formal or informal policies or guidelines for allocating compensation between fixed and variable compensation, cash and equity incentive awards, or short-term and long-term compensation. Our mix of compensation elements is designed to reward recent results and motivate long-term performance consistent with our strategy through a combination of short-term cash and long-term equity incentive awards.

Leadership Changes

On October 26, 2021, we entered into a Transition Agreement with Mr. Ray (the “Transition Agreement”) relating to his future resignation as a director and as Chief Executive Officer in connection with his planned retirement from the company, and on February 9, 2022, we announced that Mr. Ray would resign as a member of the Board and as our Chief Executive Officer, effective as of the day before the employment start date of his successor (the “Transition Date”). Also on February 9, 2022, we announced that Marc DeBevoise had been appointed as a director and as our Chief Executive Officer, effective as of the Transition Date. Mr. DeBevoise commenced employment as our Chief Executive Officer, and joined our Board, on March 28, 2022.

Pursuant to the Transition Agreement, Mr. Ray continued his employment with the company through December 31, 2022 (by providing up to 40 hours per month of service as an advisor to the new Chief Executive

Officer). Subject to the terms of the Transition Agreement and Mr. Ray entering into and not revoking a general release of claims in our favor, (i) we continued to pay Mr. Ray his current base salary through December 31, 2022, (ii) Mr. Ray was paid his 2021 and 2022 bonuses at the payout level achieved by the company in those years, respectively, (iii) the date for Mr. Ray to exercise any stock options held by him that were vested as of December 31, 2022 has been extended through December 31, 2023 (or until the original expiration date of the option, if earlier), and (iv) the term of Mr. Ray’s non-competition agreement has been extended from 12 months to 24 months.

In connection with Mr. DeBevoise’s appointment as Chief Executive Officer, we entered into an employment agreement with Mr. DeBevoise (the “DeBevoise Employment Agreement”). Under the DeBevoise Employment Agreement, we have agreed to provide Mr. DeBevoise with, among other things: (i) an annual base salary of $500,000 for 2022, $550,000 for 2023 and $600,000 for 2024, which is subject to annual review and increase in the discretion of the Board or the Compensation Committee; (ii) guaranteed annual cash incentive compensation equal to 100% of his base salary (prorated for the number of days of employment) for 2022 and target annual performance-based cash incentive compensation equal to 125% of his base salary thereafter; and (iii) severance and change in control benefits (as described in more detail below), contingent upon Mr. DeBevoise executing and not revoking a separation agreement, including, among other things, a general release of claims in our favor. In addition, in connection with his employment Mr. DeBevoise was granted (i) an award of 300,000 time-based RSUs that will vest in equal annual installments over a period of three years, subject to his continued employment with us on the applicable vesting date and (ii) an award of 500,000 performance-based RSUs that will be earned upon the achievement of certain stock-price based performance metrics (as described in more detail below) within four years of his start date and any such earned RSUs will vest 50% upon the date of achievement of the applicable performance metric and 50% upon the earlier of the three year anniversary of the commencement of Mr. DeBevoise’s employment or the one-year anniversary of achievement of the applicable performance metric, subject to Mr. DeBevoise’ continued employment with us through the applicable vesting date. Mr. DeBevoise’s equity awards were granted as “employment inducement awards” within the meaning of NASDAQ Listing Rule 5635(c)(4) and Mr. DeBevoise was not entitled to receive additional equity awards in calendar year 2022.

Say on Pay and Stockholder Engagement

We pay careful attention to any feedback we receive from our stockholders about our executive compensation program and, in setting compensation for our named executive officers, the Compensation Committee considers the results of stockholder advisory votes on “say on pay” proposals presented at our annual meetings of stockholders. Although the results of the say on pay vote are advisory and not binding on the company, the Board or the Compensation Committee, the Board and the Compensation Committee value the opinions of our stockholders and consider the results of stockholder advisory votes on “say on pay” when making compensation decisions for our named executive officers.

At the 2022 annual meeting of stockholders, 99.0% of votes cast were cast in favor of the compensation of our named executive officers. In light of the strong support reflected by the results of the 2022 “say on pay” proposal, the Compensation Committee maintained our general philosophy on executive compensation for 2022.

We continue to be receptive to input from stockholders concerning our executive compensation program and will continue to consider any such feedback when making design adjustments. Consistent with the recommendation of our Board of Directors and the preference of our stockholders as reflected in the non-binding, advisory vote on the frequency of future “say on pay” votes conducted at our 2018 annual meeting of stockholders, we intend to hold an annual non-binding, advisory vote on the compensation of our named executive officers until at least the next non-binding, advisory vote regarding the frequency of future say-on-pay votes, which will occur at our 2024 annual meeting of stockholders.

Executive Compensation Governance Practices

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do

✓ Maintain an industry-specific peer group of size-appropriate companies for benchmarking pay	× Allow hedging of equity

✓ Target pay based on market norms	× Allow for re-pricing of stock options without stockholder approval

✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees	× Provide excessive perquisites

✓ Consult with an independent compensation consultant on compensation levels and practices	× Provide supplemental executive retirement plans

✓ Maintain robust stock ownership guidelines	× Provide any excise tax gross-ups

✓ Maintain a comprehensive clawback policy covering incentive-based cash and equity compensation	× Provide single-trigger cash severance payments

✓ Hold an annual say-on-pay vote

Business Highlights

During 2022, we made significant progress on our business goals, including the following achievements that impacted executive compensation:

•

Recruited and hired Marc DeBevoise, our new Chief Executive Officer, an experienced technology and media executive, to lead our next phase of growth. Recruited and hired a meaningful number of additional new senior leaders including a new Chief Revenue Officer, Chief Strategy & Corporate Development Officer, Chief People Officer, and Head of Product;

•

With a new leadership team in place, we defined, communicated and began operationalizing Brightcove’s new vision, mission and strategy. Our strategy is aligned with and driven by the growth trends in our markets and is designed to create new and larger customer opportunities and improve retention while helping us better and more efficiently capture our target markets. We also identified a series of specific strategic initiatives that we are now executing upon, which we believe will accelerate growth and expand our margins;

•

Evolved our strategic partnerships, including the expansion of the Brightcove Marketplace with integrations and applications that extend the capabilities and value of our products and services. Announced a partnership with Magnite, one of the largest global sell-side ad platforms, and an integration with their SpringServe ad server. This partnership allowed us to launch our new “Ad Monetization” service for media customers, one of the specific strategic initiatives described above;

•

Signed and closed the acquisition of Wicket Labs, an audience insights company that gives users visibility into content and subscriber analytics. With the acquisition, Brightcove customers have access to content and subscriber insights to make data-driven decisions to improve subscriber acquisition, conversions, engagement and retention;

•

Entered into new contracts with, or expanded existing contracts with numerous high-profile customers in both our media and enterprise markets, including: Al Jazeera, AMC Networks, Canon, Discovery New Zealand, Gucci, HubSpot, Hugo Boss, Marriott, Net-a-Porter, Pfizer, Primedia, Rogers, Rolls Royce Motor Cars, ServiceNow, Sky Mexico, Sky Networks Television, Television New Zealand, The Academy of Motion Picture Arts and Sciences, This Old House Ventures and TOMS shoes.

Determining Executive Compensation

Our Chief Executive Officer reviews the performance of each named executive officer other than himself, and based on this review and the factors described below, makes recommendations to the Compensation Committee with respect to each named executive officer’s total compensation package. The Board or Compensation Committee then makes the final determination with regard to the total compensation package for our named executive officers, including our Chief Executive Officer. In establishing overall executive compensation levels and making specific compensation decisions for the named executive officers in 2022, the Compensation Committee considered a number of criteria, including the executive’s position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, attainment of individual and overall company performance objectives, external market data and retention concerns.

In the fourth quarter of 2021, we updated our peer group for 2022 executive compensation decisions to consist of the following 16 companies, and maintained this peer group for executive compensation decisions for 2022:

A10 Networks, Inc.	Limelight Networks, Inc.	QuinStreet, Inc.
Avid Technology, Inc.	Mitek Systems, Inc.	ServiceSource International, Inc.
Benefitfocus, Inc.	Model N, Inc.	Synchronoss Technologies, Inc.
ChannelAdvisor Corporation	Ooma, Inc.	TrueCar, Inc.
DHI Group, Inc.	Quantum Corporation	Zix Corporation
Harmonic Inc.

In the third quarter of 2022, we updated our peer group as the first step in our year-end planning process for 2023 executive compensation decisions. In light of M&A activity and a review of the remaining peers relative to our updated profile, the Compensation Committee approved an updated peer group consisting of the following 15 companies:

A10 Networks, Inc.	Harmonic Inc.	Ooma, Inc.
Avid Technology, Inc.	Kaltura, Inc.	Quantum Corporation
ChannelAdvisor Corporation	Mitek Systems, Inc.	Synchronoss Technologies, Inc.
Edgio, Inc.	Model N, Inc.	Veritone, Inc.
Fastly, Inc.	ON24, Inc.	Vimeo, Inc.

We may replace some or all of these companies with others from time to time as changes in market positions and company size, including our own, may suggest more representative peer group companies. While competitive practice is an important component of our compensation philosophy, it is not the sole determinant of executive compensation and benefit practices and programs and we do not automatically target our executive compensation at a specific percentage of the peer group average.

Elements of Compensation

Base Salaries

Base salaries for our named executive officers were established initially through arm’s-length negotiations at the time each individual was hired, taking into account compensation surveys and internal pay equity considerations, as well as the individual’s qualifications and experience. Base salaries of our named executive officers are reviewed on an annual basis by our Chief Executive Officer (for named executive officers other than himself), our Chief People Officer and our Compensation Committee and approved annually by our Board or Compensation Committee. Adjustments to base salaries are based on an individual’s performance and promotions, as well as compensation surveys, our own analysis of compensation practices at peer companies, internal pay equity considerations, and contractual terms. In making decisions regarding salary adjustments, our

Board or Compensation Committee also draw upon the experience that members of our Board have within our industry. We do not assign a specific weight to any single factor in making decisions regarding base salary adjustments.

In January 2022, Mr. Noreck’s base salary was increased from $385,000 to $400,000 and Mr. Plotkin’s base salary was increased from $364,000 to $385,000, each as part of our annual review program, based on their overall performance, the growth of our company and to make their total cash compensation more competitive with that of similarly situated executives in our peer group. Mr. Ray’s base salary remained at the same level as was in effect in 2021. Pursuant to the terms of the DeBevoise Employment Agreement, Mr. DeBevoise’s base salary for 2022 was $500,000 (prorated for the number of days of his employment).

The following table sets forth the base salary for our named executive officers for fiscal 2021 and 2022:

Named Executive Officer	2021 Base Salary	2022 Base Salary	% Change
Marc DeBevoise	$—	$500,000	n/a
Jeff Ray	$400,000	$400,000	n/a
Robert Noreck	$385,000	$400,000	3.9%
David Plotkin	$364,000	$385,000	5.8%

Annual Performance-Based Cash Compensation

The named executive officers, as well as other members of senior management and certain employees, participate in our annual Performance Incentive Program, which provides an opportunity to earn a cash bonus subject to the achievement of performance objectives approved by our Compensation Committee. This program was established to further align individual goals with corporate goals and to increase focus on executing key business deliverables.

Target Bonuses-Performance Incentive Program. The target annual incentive compensation opportunities (generally expressed as a percentage of base salary) for our named executive officers were established initially through the same process described above regarding base salaries. Adjustments to annual incentive compensation targets also follow the same process described above regarding base salaries.

After reviewing the annual incentive compensation targets for our continuing named executive officers, the Compensation Committee decided to maintain the same incentive compensation targets, as a percentage of base salary, in 2022 as was in effect in 2021. Bonuses under the Performance Incentive Program are capped at 200% of target.

The following table sets forth the annual incentive compensation targets for our named executive officers under our Performance Incentive Program for fiscal 2021 and 2022:

Named Executive Officer	2021 Target Bonus	2022 Target Bonus		% Change
	(% of base salary)	(% of base salary)
Marc DeBevoise	—	100	%(1)	n/a
Jeff Ray	150%	150%		n/a
Robert Noreck	65%	65%		n/a
David Plotkin	50%	50%		n/a

(1)	Pursuant to the DeBevoise Employment Agreement, Mr. DeBevoise received a guaranteed bonus equal to 100% of his base salary (prorated for the number of days of employment) for 2022.

Bonus Determinations-Performance Incentive Program. Bonus payments under the Performance Incentive Program are based entirely on the achievement of pre-determined corporate performance goals approved by the Board that are important objectives for our business and are designed to drive our growth as a company and long-term stockholder value. Under the Performance Incentive Program, each year (generally during the first quarter) the Board establishes company-wide financial performance objectives, which serve as the basis for determining the eligibility for, and the amount of, bonuses to be paid under the program. For 2022, the Board determined that the performance goals under the Performance Incentive Program would be tied to pre-determined levels of revenue and adjusted EBITDA (excluding bonus expense), weighted equally (50% each). We define adjusted EBITDA (excluding bonus expense) as consolidated net income (loss), calculated in accordance with GAAP, excluding our stock-based compensation expense, executive severance and restructuring, merger-related expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes, as well as bonus expense. The Board determines the goals for each of these objectives in consultation with management and taking into account our performance for the immediately preceding year. The Board establishes goals it believes are necessary to motivate our executives to achieve an aggressive level of growth and to drive stockholder value. After the end of each year, the Compensation Committee reviews our actual achievement against the performance objectives and determines the amount of bonuses to be paid under the program as a whole.

Revenue

We must achieve at least 95% of the goal for revenue for bonuses to be paid under the program for this component. Performance at the 95% level with respect to revenue would result in bonus payouts to the named executive officers at 50% of the named executive officers’ individual target bonus opportunity for revenue. Each incremental 1% of achievement from 95% to 100% of the goal for revenue increases the bonus payouts by 10%, such that performance at the 97.5% level with respect to revenue would result in bonus payouts at 75% of the individual target bonus opportunity for revenue and performance at the 100% level with respect to revenue would result in bonus payouts at 100% of the individual target bonus opportunity for revenue.

Each incremental 1% of achievement from 100% to 102% of the goal for revenue increases the bonus payouts by 15% for this component. An incremental 1% of achievement from 102% to 103% of the goal for revenue increases the bonus payouts by 20% for this component. Each incremental 1% of achievement from 103% to 105% of the goal for revenue increases the bonus payouts by 25%, up to a maximum of 200%, for this component.

Adjusted EBITDA (excluding bonus expense)

We must achieve at least 50% of the goal for adjusted EBITDA (excluding bonus expense) for bonuses to be paid under the program for this component. Performance at the 50% level with respect to adjusted EBITDA (excluding bonus expense) would result in bonus payouts to the named executive officers at 50% of the named executive officers’ individual target bonus opportunity for adjusted EBITDA (excluding bonus expense). Each incremental 10% of achievement from 50% to 100% of the goal for adjusted EBITDA (excluding bonus expense) increases the bonus payouts by 10%, such that performance at the 75% level with respect to adjusted EBITDA (excluding bonus expense) would result in bonus payouts at 75% of the individual target bonus opportunity for adjusted EBITDA (excluding bonus expense) and performance at the 100% level with respect to adjusted EBITDA (excluding bonus expense) would result in bonus payouts at 100% of the individual target bonus opportunity for adjusted EBITDA (excluding bonus expense).

Each incremental 10% of achievement from 100% to 120% of the goal for adjusted EBITDA (excluding bonus expense) increases the bonus payouts by 15% for this component. An incremental 10% of achievement from 120% to 130% of the goal for adjusted EBITDA (excluding bonus expense) increases the bonus payouts by 20% for this component. Each incremental 10% of achievement from 130% to 150% of the goal for adjusted EBITDA (excluding bonus expense) increases the bonus payouts by 25% for this component, up to a maximum of 200%, for this component.

Accelerators

We must achieve at least 100% of the goal for both performance objectives in order for any payouts above 100% of the individual target bonus opportunity for each component to apply.

Achievement

Set forth in the table below are the threshold, target and maximum revenue and adjusted EBITDA (excluding bonus expense) goals under the 2022 annual Performance Incentive Program, the actual revenue and adjusted EBITDA (excluding bonus expense) results for 2022 and the payout levels based on achievement of the revenue and adjusted EBITDA (excluding bonus expense) goals as a percentage of target.

Corporate Performance Goal	Weighting	Goals			Actual Achievement	Payout as a % of Target
		Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Revenue	50%	$201.4 million	$212.0 million	$222.6 million	$211.0 million	95.3%
Adjusted EBITDA (excluding bonus expense)	50%	$11.2 million	$22.4 million	$33.7 million	$21.1 million	94.0%
Weighted Outcome (% of Target)						94.7%

Payouts

The following table sets forth the cash bonuses awarded to our named executive officers for 2022 under the annual Performance Incentive Program:

Named Executive Officer	2022 Performance Incentive Program Bonus	2022 Performance Incentive Program Bonus as a % of Target
Marc DeBevoise	$380,822	100	%(1)
Jeff Ray	$568,200	94.7%
Robert Noreck	$246,220	94.7%
David Plotkin	$182,298	94.7%

(1)	Pursuant to the DeBevoise Employment Agreement, Mr. DeBevoise received a guaranteed bonus equal to 100% of his base salary (prorated for the number of days of employment) for 2022.

Long-Term Equity Incentive Compensation

Our named executive officers are eligible to receive long-term equity-based incentive awards, which are intended to align the interests of our named executive officers with the interests of our stockholders, to emphasize and reinforce our focus on team success and to promote retention. Since the consummation of our initial public offering, our long-term equity-based incentive compensation awards have been made in the form of stock options and RSUs subject to vesting based on continued employment and/or the achievement of certain performance metrics. We believe that stock options and RSUs are effective tools for meeting our compensation goal of increasing long-term stockholder value. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, and because the value of RSUs is based on the price of our common stock when the RSUs vest, we believe stock options and RSUs provide meaningful incentives to motivate employees to achieve increases in the value of our stock over time.

All stock option and RSU awards are approved by the Compensation Committee or our Board. In determining the size of a stock option grant or RSU award, the Compensation Committee or Board takes into account individual performance (generally consisting of financial performance for the year as well as a subjective, qualitative review of each named executive officer’s contribution to the success of the business), internal pay equity considerations and the value of existing long-term incentive awards. Each named executive officer received an initial grant of stock options and/or RSUs in connection with the commencement of his employment. Our named executive officers and other employees are also eligible to receive additional grants or awards from time to time. Except for our equity award grant policy, which is described more fully below under “Other Compensation Practices and Policies”, we do not have a set program for the award of these additional grants or awards, and our Compensation Committee and Board retain discretion to make long-term equity-based incentive awards to employees at any time.

Stock Options

Stock option awards to our named executive officers have typically vested over four years, with 25% vesting on each annual anniversary of the vesting start date, which is a date fixed by our Board or Compensation Committee when making equity awards. We refer to this vesting schedule as our “Four Year Annual vesting schedule”.

Beginning in 2023, premium-priced stock option awards, which are described above in “Proposal 4 Approval of Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan”, to our named executive officers vest over three years, with 33% vesting on each annual anniversary of the vesting start date. We refer to this vesting schedule as our “Three Year Annual vesting schedule”.

Time-Based RSU Awards

Since 2019, RSU awards granted to our named executive officers follow our Three Year Annual vesting schedule.

2018 Performance-Based RSU Awards

Beginning in 2018, we introduced performance-based RSU awards in our executive compensation program in order to more closely align the interests of our named executive officers with those of our stockholders and to continue to drive important business objectives that, in turn, drive long-term stockholder value. These RSU awards had a four-year performance period and generally vested as follows:

•	if the sum of our revenue growth rate and adjusted EBITDA margin equaled or exceeded 30%, 50% of the RSUs would have vested immediately and 50% would have vested on the one year anniversary thereof;

•

if the sum of our revenue growth and adjusted EBITDA margin equaled at least 20% but less than 30%, 25% of the RSUs would have vested immediately and 25% would have vested on the one year anniversary thereof. In such case, if the sum of our revenue growth rate and adjusted EBITDA margin thereafter equaled or exceeded 30%, an additional 25% of the RSUs would have vested immediately and the final 25% of the RSUs would have vested on the one year anniversary thereof.

The performance metrics were assessed on a trailing four-quarter basis, at the end of each quarter in the four-year performance period. Any portion of the RSUs that have not been earned at the end of the four year performance period are to be forfeited. All vesting of performance-based awards is subject to the grantee’s continuous employment through the applicable vesting date. We refer to the vesting schedule described in this paragraph as the “Rule of 30 vesting schedule”.

In addition, in December 2018, in light of his role as Chief Executive Officer, Mr. Ray was granted performance-based RSUs with a more challenging vesting schedule, which is the same as the Rule of 30 vesting schedule but with targets of 40% and 30% rather than 30% and 20%. We refer to this vesting schedule as the “Rule of 40 vesting schedule”.

No portion of the 2018 performance-based RSU awards was earned in 2022. At the end of the four-year performance period for such awards, all unearned awards were forfeited in their entirety.

2019 and 2020 Performance-Based RSU Awards

In 2019 we solicited feedback from a number of our large stockholders on our executive compensation program, including on the design of our long-term equity incentive awards. In part in response to this feedback and evolving market compensation practices, and as described in more detail in the paragraph below, we modified the design of the performance-based RSUs granted in 2019 and 2020 to, among other things, eliminate quarterly vesting opportunities.

Performance-based RSU awards granted in 2019 and 2020 have a three-year performance period with 1/3 of the RSUs being eligible to vest based upon annual performance for each fiscal year following the date of grant, as follows:

•

For the first fiscal year in the performance period (2020 for the 2019 awards and 2021 for the 2020 awards), if the sum of our revenue growth rate and adjusted EBITDA margin equals or exceeds (i) X%, 50% of the RSUs will vest immediately and 50% will vest on the last day of the three-year performance period and (ii) Y% but is less than X%, 25% of the RSUs will vest immediately and 25% shall vest on the last day of the three-year performance period. For the 2019 performance-based RSUs X equals 25 and Y equals 20 and for the 2020 performance-based RSUs, X equals 30 and Y equals 25;

•

For the second fiscal year in the performance period (2021 for the 2019 awards and 2022 for the 2020 awards), if the sum of our revenue growth rate and adjusted EBITDA margin equals or exceeds (i) X%, 50% of the RSUs will vest immediately and 50% will vest on the last day of the three-year performance period and (ii) Y% but is less than X%, 25% of the RSUs will vest immediately and 25% shall vest on the last day of the three-year performance period. For the 2019 performance-based RSUs, X equals 30 and Y equals 25 and for the 2020 performance-based RSUs, X equals 35 and Y equals 25; and

•

For the third fiscal year in the performance period (2022 for the 2019 awards and 2023 for the 2020 awards), if the sum of our revenue growth rate and adjusted EBITDA margin equals or exceeds (i) 35%, 100% of the RSUs will vest immediately and (ii) 25% but is less than 35%, 50% of the RSUs will vest immediately.

The performance metrics were assessed on an annual basis, at the end of each fiscal year in the three-year performance period. All vesting of performance-based awards is subject to the grantee’s continuous employment through the applicable vesting date. We refer to the vesting schedule described in this paragraph as the “2019 Rule of X vesting schedule” for the performance-based RSUs granted in 2019 and the “2020 Rule of X vesting schedule” for the performance-based RSUs granted in 2020.

We believe these vesting schedules encourage stock price growth, achievement of important business objectives and long-term employment with our company, while allowing our executives to realize compensation in line with the value they have created for our stockholders.

Consistent with our pay for performance philosophy, none of the performance-based RSUs granted in 2019 or 2020 were earned for the one-year performance period ended December 31, 2022. Any portion of the RSUs that has not been earned at the end of the three-year performance period will be forfeited.

2021 Long-Term Equity Incentive Awards

In June 2021, the Compensation Committee made an off-cycle award to Mr. Noreck of 36,206 RSUs, for retention purposes, with 50% vesting on each of the first two annual anniversaries of the vesting start date, which is a date fixed by our Board or Compensation Committee. We refer to this vesting schedule as our “Two Year Annual vesting schedule.”

In November 2021, as part of our annual performance review program for executives, Mr. Noreck was awarded 90,544 RSUs, and Mr. Plotkin was awarded 70,423 RSUs, each subject to our Three Year Annual vesting schedule. Given Mr. Ray’s planned retirement from the company, Mr. Ray did not receive an equity award in November 2021.

In making these awards, the Compensation Committee elected to issue time-based RSUs, instead of a combination of time-based and performance-based RSUs, given the exceptional circumstances and uncertainty surrounding the planned retirement of Mr. Ray and the search for a new Chief Executive Officer. The Compensation Committee recognized that leadership transitions can be inherently difficult to manage, and awarding time-based RSUs was the most effective way to retain the continued service of our named executive officers, which was intended to minimize any disruption to our business, and support the successful transition of our new Chief Executive Officer.

2022 Long-Term Equity Incentive Awards

The Compensation Committee continues to recognize the importance of performance-based equity awards, and as described above, in connection with Mr. DeBevoise’s commencement of employment as our new Chief Executive Officer, in April 2022 Mr. DeBevoise was granted 800,000 RSUs, 500,000 (or 62.5%) of which are subject to the market-based and service-based vesting as described below (the “PSUs”), and 300,000 (or 37.5%) of which are subject to our Three Year Annual vesting schedule. The market-based vesting conditions applicable to the PSUs are achieved only if the volume weighted average price of the company’s common stock during any 20 consecutive trading day period in the four-year performance period following Mr. DeBevoise’s start date equals or exceeds stock price hurdles ranging from $12.50 to $30.00, increasing in seven increments of $2.50. The percentage of the award that is earned upon achievement of each stock price hurdle is 10% of the PSUs for each of the first two achievement tiers, 12.5% for each of the next four achievement tiers and 15% for each of the final two achievement tiers. The PSUs vest 50% upon achievement of a stock price hurdle and 50% upon the earlier of the one-year anniversary of such achievement date or March 28, 2025, subject to Mr. DeBevoise’s continued employment through the applicable vesting date.

In the fourth quarter of 2022, in consultation with our independent compensation consultant, our Compensation Committee determined that it would consider making equity awards to our named executive officers in the first quarter of the calendar year. Our past practice had been to make equity awards to our named executive officers in the fourth quarter of each calendar year. This change is being made to better align our compensation schedule with the market as a whole and the practices of our peers, and to align the timing of grants for our executives with that for the rest of the equity-eligible employees. As a result, Messrs. Noreck and Plotkin did not receive any equity awards in 2022.

The equity awards made to our named executive officers in 2022 are set forth in the table below.

Named Executive Officer	Time-Based RSUs (#)	Performance-Based RUSs (#)
Marc DeBevoise	300,000	500,000
Jeff Ray	n/a	n/a
Robert Noreck	n/a	n/a
David Plotkin	n/a	n/a

2023 Long-Term Equity Incentive Awards

As described above in “Proposal 4 Approval of Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan”, on March 13, 2023, the Compensation Committee adjusted the structure of long-term awards for our executive officers for 2023 and approved awards to the executive officers under the new program. These awards consist of premium-priced stock options and restricted stock units, with the target value split evenly between the two types of awards. The premium-priced stock options are performance-based grants and have an exercise price of $7.00 and will therefore only have value if our stock price appreciates by at least 59% from the closing stock price on the date of grant. Given the recent decline in the Company’s stock price, the Compensation Committee determined that it was appropriate to convert the target dollar values of the awards into shares based on the 20-day trailing average price of the common stock as of February 28, 2023, which was $6.41 per share, in order to manage our dilution and overhang and ensure that there must be significant appreciation in the price of our common stock for the executive officers to recognize any value from the premium-priced stock options and to recognize the target value of the restricted stock unit awards. The target dollar values of the 2023 long-term incentive awards for the named executive officers are $4,000,000 for Mr. DeBevoise, $900,000 for Mr. Noreck and $700,000 for Mr. Plotkin and the awards vest over three years, with 33% vesting on each annual anniversary of the vesting start date. As compared to restricted stock units, premium-priced stock options require us to grant a meaningfully higher number of shares, which we believe is appropriate given that these awards will only have realizable value if we deliver substantial returns for our stockholders.

Severance and Change in Control Benefits

We are party to employment agreements with Messrs. DeBevoise, Noreck and Plotkin and were party to an employment agreement with Mr. Ray until his termination of employment. Such employment agreements provide (or provided, in the case of Mr. Ray) certain benefits in the event of a change in control of our company and termination of employment under certain circumstances as set forth below. We provide these benefits to promote retention and ease the consequences to the executive of an unexpected termination of employment. These arrangements are also intended to preserve morale and productivity in the face of the potentially disruptive impact of a change in control. These benefits also allow our named executive officers to focus on the value of strategic alternatives to stockholders without concern for the impact on their own continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control.

Mr. DeBevoise

Pursuant to the DeBevoise Employment Agreement, if Mr. DeBevoise’s employment is terminated by us without cause (as defined in the DeBevoise Employment Agreement), he resigns for good reason (as defined in the DeBevoise Employment Agreement), or his employment terminates at the end of the term of the DeBevoise Employment Agreement due to us providing a notice of our intention to not renew the DeBevoise Employment Agreement, in each case prior to or more than 12 months after the occurrence of the first event constituting a change in control (as defined in the DeBevoise Employment Agreement), Mr. DeBevoise is eligible for the following severance payments and benefits: (i) an amount equal to one times the sum of his then-current base salary and his target bonus, payable in 12 equal monthly installments (or, if such termination occurs within 18 months following Mr. DeBevoise’s start date, an amount equal to 1.5 times the sum of his base salary and his target bonus, payable in 18 equal monthly installments); (ii) a pro-rata portion of the management-based-on-objectives annual incentive compensation Mr. DeBevoise would otherwise be entitled to receive based on company and individual performance for the calendar year in which the date of termination occurs (the “Pro-Rata Bonus”); (iii) accelerated vesting of all performance-based equity awards held by Mr. DeBevoise for which the performance criteria has been met and that remain subject solely to time-based vesting; and (iv) subject to Mr. DeBevoise’s copayment of premium amounts at the applicable active employees’ rate and proper election to continue COBRA health coverage, payment of the portion of the premiums equal to the amount that we would have paid to provide health insurance to Mr. DeBevoise had he remained employed with us until the earliest of (A) 12 months following termination, (B) Mr. DeBevoise’s eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the end of Mr. DeBevoise’s COBRA health continuation period (the “COBRA Coverage”).

If Mr. DeBevoise’s employment is terminated by us without cause, he resigns for good reason, or his employment terminates at the end of the term of the DeBevoise Employment Agreement due to us providing a notice of our intention to not renew the DeBevoise Employment Agreement, in each case within 12 months after the occurrence of the first event constituting a change in control, Mr. DeBevoise is eligible for the following severance payments and benefits: (i) a lump sum cash payment equal to two times the sum of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and his target bonus for the then-current year (or his target bonus in effect immediately prior to the change in control, if higher); (ii) the Pro-Rata Bonus; (iii) accelerated vesting of all equity awards held by Mr. DeBevoise subject solely to time-based vesting (including any performance-based equity awards for which the performance criteria has been met and that remain subject solely to time-based vesting); and (iv) the COBRA Coverage.

Mr. Ray

Mr. Ray’s employment terminated on December 31, 2022 and he did not receive any severance payments or benefits pursuant to his employment agreement upon the termination of his employment agreement. The terms of Mr. Ray’s Transition Agreement are described above under the heading “Leadership Changes.”

Pursuant to the employment agreement with Mr. Ray, if Mr. Ray’s employment was terminated by us without cause (as defined in his employment agreement), or if Mr. Ray resigned for good reason (as defined in his employment agreement), in each case prior to or more than 18 months following a change in control (as defined in his employment agreement), Mr. Ray would have been eligible for the following severance payments and benefits: (i) an amount equal to one times the sum of his then-current base salary and his target bonus, payable in 12 equal monthly installments (which amounts would have ceased to be paid in the event that Mr. Ray breached any of the applicable restrictive covenants set forth in his employment agreement following termination); (ii) accelerated vesting of 25% of equity awards held by Mr. Ray subject solely to time-based vesting (including any performance-based equity awards for which the performance criteria had been met and that remained subject solely to time-based vesting); and (iii) the COBRA Coverage.

Upon a change in control, all equity awards held by Mr. Ray that were subject solely to time-based vesting (including any performance-based equity awards for which the performance criteria had been met and that remained subject solely to time-based vesting) would have vested.

If Mr. Ray’s employment was terminated by us without cause, or he resigned for good reason, in each case within 18 months after a change in control, Mr. Ray would have been eligible for the following severance payments and benefits: (i) an amount equal to one times the sum of his then-current base salary and his target bonus, payable in 12 equal monthly installments; (ii) accelerated vesting of 25% of the remainder of any performance-based RSUs held by him; and (iii) the COBRA Coverage.

Messrs. Noreck and Plotkin

Pursuant to the employment agreements with Messrs. Noreck and Plotkin, if the executive’s employment is terminated by us without cause (as defined in the applicable employment agreement), or if the executive resigns for good reason (as defined in the applicable employment agreement), in each case prior to or more than 12 months following a change in control (as defined in the applicable employment agreement), the executive is eligible for the following severance payments and benefits: (i) an amount equal to one times the sum of his then-current base salary and his target bonus, payable in 12 equal monthly installments (which amounts will cease to be paid in the event that the executive breaches any of the applicable restrictive covenants set forth in his employment agreement following termination); and (ii) the COBRA Coverage (which shall be paid in a single lump sum for Mr. Plotkin). In addition, if Mr. Plotkin’s employment is terminated by us without cause or if Mr. Noreck or Mr. Plotkin resigns for good reason, in each case prior to or more than 12 months following a change in control, the executive is eligible for accelerated vesting of 25% of equity awards held by him subject solely to time-based vesting (including any performance-based equity awards for which the performance criteria had been met and that remain subject solely to time-based vesting).

Upon a change in control, all equity awards held by Messrs. Noreck and Plotkin that are subject solely to time-based vesting (including any performance-based equity awards for which the performance criteria has been met and that remain subject solely to time-based vesting) will accelerate and vest.

If Mr. Noreck’s or Mr. Plotkin’s employment is terminated by us without cause, or Mr. Noreck or Mr. Plotkin resigns for good reason, in each case within 12 months after a change in control, the executive is eligible for the following severance payments and benefits: (i) a lump sum payment equal to one times the sum of his then-current base salary and his target bonus; and (ii) the COBRA Coverage (which shall be paid in a single lump sum for Mr. Plotkin).

General

The severance benefits under the employment agreements with our named executive officers are contingent upon the executive executing an effective general release of claims in favor of us. Please refer to the discussion below under “Potential Payments upon Termination or Change in Control” for a quantification of the severance and change in control benefits potentially payable to our named executive officers.

Employee Benefits

Our named executive officers are eligible for the same benefits as are available to our employees generally. These include participation in a tax-qualified 401(k) plan with a company matching contribution equal to 50% of the first 4% of base salary earnings and group health, dental, life and disability insurance plans. The type and extent of benefits offered are intended to be competitive within our industry.

Other Compensation Practices and Policies

Perquisites and Personal Benefits. As noted above, our named executive officers are eligible to participate in the same benefits as those offered to all full-time employees. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. However, we have provided certain perquisites to our named executive officers in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective, and for recruitment and retention purposes.

In connection with the hiring of Mr. DeBevoise and pursuant to the terms of his employment agreement with us, in 2022, we reimbursed Mr. DeBevoise for reasonable costs incurred by him, or directly paid such expenses, subject to his timely submission of applicable documentation, for lodging and commuting costs for standard class air travel between New York City, New York and Boston, Massachusetts (or other company offices or customer facilities or other business locations at which Mr. DeBevoise performs his services). In addition, pursuant to the terms of his employment agreement, we agreed to pay or reimburse Mr. DeBevoise for all reasonable legal fees incurred by him in connection with the preparation, negotiation and execution of his employment agreement and ancillary documents, up to $25,000.

Pursuant to the terms of Mr. Ray’s employment agreement with us, in 2022, we reimbursed Mr. Ray for reasonable costs incurred by him, or directly paid such expenses, subject to his timely submission of applicable documentation, for lodging and commuting costs for standard class air travel between Sarasota, Florida and Boston, Massachusetts (or other company offices or customer facilities or other business locations at which Mr. Ray performs his services).

Insider Trading Policy. Our executive officers, employees and directors are subject to our insider trading policy. Under this policy, all of our executive officers, employees and non-employee directors who are in possession of material nonpublic information about the company are prohibited from trading in the company’s securities, which include common stock, options to purchase common stock and any other type of securities that the company may issue (such as preferred stock, convertible debentures, warrants, and exchange-traded options), except for trades made pursuant to plans approved by our Chief Legal Officer or his designee (the “Compliance Officer”) in accordance with the insider trading policy that are intended to comply with Rule 10b5-1 under the Exchange Act.

Rule 10b5-1 Trading Plan Policy. Our executive officers, employees and directors are subject to our Rule 10b5-1 trading plan policy. Under this policy, a person may enter into a 10b5-1 trading plan only when they are not in possession of material nonpublic information about the company and the trading window for the person is open under the insider trading policy. A 10b5-1 trading plan must include a “cooling off” period prior to the first trade, which shall be at least 90 days after the adoption, amendment or modification of the plan (for executive officers or directors), and at least 30 days after the adoption, amendment or modification (for insiders who are not executive officers or directors). A 10b5-1 trading plan may be amended only when the person is not in possession of material non-public information about the company and the trading window for the person is open under the insider trading policy. Only one plan may be maintained by a person for any trading period. All 10b5-1 plans must be pre-approved by the Compliance Officer.

Stock Ownership Policy. In August 2018, we adopted a stock ownership policy that is applicable to non-employee directors, our Chief Executive Officer and each of our “executive officers,” as defined in Rule 3b-7 of the Exchange Act. The stock ownership policy requires that non-employee directors hold equity in the company with a value equal to at least three times the director’s annual Board cash retainer, the Chief Executive Officer own equity in the company equal to at least two times his annual base salary and that all other covered executive officers own equity in the company equal to at least one times his or her annual base salary. The stock ownership policy provides for a phase-in period, which provides that an individual subject to this policy is required to be in compliance with the minimum equity ownership requirement by the five-year anniversary of the date on which the non-employee director or executive officer first became subject to the stock ownership policy. The stock ownership policy also includes certain share retention obligations that apply to officers and directors who have not met the minimum equity ownership requirements by the end of their phase-in date or who cease to hold the minimum equity ownership at any time following such date.

Policy for Recoupment of Incentive Compensation (Clawback Policy). In November 2020, our Board adopted a Policy for Recoupment of Incentive Compensation that covers incentive compensation paid to our executive officers, who are subject to the reporting requirements of Section 16 of the Exchange Act. The policy provides that if we are required to prepare an accounting restatement due to intentional misconduct by a covered executive, our Compensation Committee may require the covered executive to repay to us any excess compensation received by the covered executive (net of income and other taxes) during the covered period. For purposes of this policy, excess compensation means any annual cash bonus and long-term equity incentive compensation received by a covered executive during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such covered executive would have received had such annual cash bonus and long-term equity incentive compensation been calculated based on the financial results reported in the restated financial statement. In light of the SEC’s adoption of final clawback rules in October 2022, we intend to update our clawback policy to comply with applicable NASDAQ listing rules when effective.

Policy Regarding the Timing of Equity Awards. Our equity award grant policy formalizes our process for granting equity-based awards. Under our equity award grant policy, we will generally grant equity awards on a regularly scheduled basis. If extraordinary circumstances arise such that the Compensation Committee or the Board determines it is advisable to grant an equity award at a time other than as set forth below, the Compensation Committee may consider and approve any such grant. Grants of equity awards for new hires or promotions will generally be made twice per quarter. Grants approved from the start of the then-current quarter through the date we first publicly release our financial results for the previously completed quarter, shall be effective on the third trading day after we first publicly release our financial results for the previously completed quarter, which we call a grant date. Grants approved after the date we first publicly release our financial results for the previously completed quarter through the end of the then-current quarter, shall be effective on the fifth trading day after we approve such grants, which we also call a grant date. Grants of equity awards to current employees (other than in connection with a promotion) will generally be made, if at all, on an annual basis on one of the grant dates specified above. It is the intention of the Compensation Committee to consider and approve any such grants either at a meeting of the Compensation Committee, which meeting will be established in advance, with notice to the Compensation Committee in accordance with the Compensation Committee charter, or by unanimous consent in writing.

Tax Deductibility Under Section 162(m) of the Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to “covered employees” of the company. With respect to taxable years before January 1, 2018, remuneration in excess of $1 million was exempt from this deduction limit if it qualified as “performance-based compensation” within the meaning of Section 162(m). Effective for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 (a) expands the scope of Section 162(m) such that all named executive officers are “covered employees” and anyone who was a named executive officer in any year after 2016 will remain a covered employees for as long as he or she (or his or her beneficiaries) receives compensation from us and (b) eliminates the exception to the deduction limit for commission-based compensation and performance-based compensation except with respect to certain grandfathered arrangements in effect as of November 2, 2017 that are not subsequently materially modified. Accordingly, compensation paid to our named executive officers in excess of $1 million will not be deductible unless it qualifies for the transition relief applicable to certain arrangements in place as of November 2, 2017, as described above.

The Board and the Compensation Committee believe that stockholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Board and Compensation Committee consider the potential effects of Section 162(m) of the Code on the compensation paid to our named executive officers, in light of the constraints imposed by Section 162(m) and our desire to maintain flexibility in compensation decisions, the Board and the Compensation Committee do not necessarily limit compensation to amounts deductible under Section 162(m).

Taxation of Parachute Payments. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that the company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Code. Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standard Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 718, Compensation—Stock Compensation, for our stock-based compensation awards to employees. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock awards and RSU awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. FASB ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their statements of operations over the period that an executive officer is required to render service in exchange for the option or other award. Our Compensation Committee may consider the impact of FASB ASC Topic 718 when making equity-based awards.

Tabular Disclosure Regarding Executive Compensation

The following tables provide information regarding the compensation awarded to or earned by our named executive officers during the fiscal years indicated.

Summary Compensation Table—2022

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Marc DeBevoise(4) Chief Executive Officer	2022	380,822	380,822	4,464,625	—	—	62,046	5,288,315
Jeff Ray(5) Former Chief Executive Officer	2022 2021	400,000 400,000	— —	— 243,200	— 679,800	568,200 414,000	11,672 20,714	979,872 1,757,714
	2020	400,000	—	919,983	—	579,956	65,064	1,965,003
Robert Noreck Chief Financial Officer	2022 2021	400,000 385,000	— —	— 1,400,012	— —	246,220 172,673	7,700 2,900	653,920 1,960,585
	2020	360,000	—	349,993	—	208,784	2,850	921,627
David Plotkin Chief Legal Officer	2022 2021	385,000 364,000	— —	— 700,005	— —	182,298 125,580	8,000 2,900	575,298 1,192,485
	2020	350,000	—	279,991	—	135,323	2,850	768,164

(1)

The amount reported for 2022 for Mr. DeBevoise represents a guaranteed bonus equal to 100% of his base salary (prorated for the number of days of employment) for 2022, payable pursuant to the terms of the DeBevoise Employment Agreement.

(2)

Except as provided below, the amounts reported represent the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures.

The grant date fair value of the performance-based RSUs granted to Mr. DeBevoise in 2022 is calculated based on a Monte Carlo valuation and represents the value assuming the maximum achievement of the performance conditions.

The grant date fair values for Mr. Ray for 2021 reflect the incremental value of stock option and RSU awards that were modified pursuant to the Transition Agreement.

The values reported for the performance-based RSUs awarded in 2020 represent the grant date fair values of such awards assuming the probable outcome of the performance conditions. For these awards, we determined that as of the date of the grant it was not probable, as defined under applicable accounting guidance, that the applicable performance conditions would be achieved and, accordingly, the grant date fair value of such awards is $0. The value of these awards at the grant date assuming the maximum achievement of the performance conditions is $1,379,992 for Mr. Ray, $524,990 for Mr. Noreck and $419,995 for Mr. Plotkin.

The assumptions used to calculate the value of stock and option awards are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

The amount reported for 2022 for Mr. DeBevoise consists of (i) $7,500 in matching contributions under the company’s 401(k) matching program, (ii) $29,546 for lodging and commuting costs for standard class air travel between New York City, New York and Boston, Massachusetts (or other company offices or customer facilities or other business locations at which he performs his services) and (iii) $25,000 for reimbursement of legal fees incurred by him in connection with the preparation, negotiation and execution of his employment agreement and ancillary documents.

The amount reported for 2022 for Mr. Ray consists of (i) $8,000 in matching contributions under the company’s 401(k) matching program and (ii) $3,672 for lodging and commuting costs for standard class air travel between Sarasota, Florida and Boston, Massachusetts (or other company offices or customer facilities or other business locations at which he performs his services).

For Messrs. Noreck and Plotkin, consists of matching contributions under the company’s 401(k) matching program.

(4)	Mr. DeBevoise joined us as our Chief Executive Officer on March 28, 2022 and received a pro-rated base salary based on an annual base salary of $500,000 for 2022.
(5)

Mr. Ray resigned as a member of the Board and as our Chief Executive Officer effective March 27, 2022. Pursuant to the Transition Agreement, Mr. Ray continued his employment with the company through December 31, 2022 (by providing up to 40 hours per month of service as an advisor to Mr. DeBevoise). Subject to the terms of the Transition Agreement and Mr. Ray entering into and not revoking a general release of claims in our favor, (i) we continued to pay Mr. Ray his current base salary through December 31, 2022, (ii) Mr. Ray was paid his 2021 and 2022 bonuses at the payout level achieved by the company in those years, respectively, (iii) the date for Mr. Ray to exercise any stock options held by him that are vested as of December 31, 2022 was extended through December 31, 2023 (or until the original expiration date of the option, if earlier), and (iv) the term of Mr. Ray’s non-competition agreement has been extended from 12 months to 24 months.

Grants of Plan-Based Awards—2022

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Marc DeBevoise	4/4/2022	—	—	—	50,000	500,000	—	—	—	—	2,031,625
	4/4/2022	—	—	—	—	—	—	300,000	—	—	2,433,000
Jeff Ray	—	300,000	600,000	1,200,000	—	—	—	—	—	—	—
Robert Noreck	—	130,000	260,000	520,000	—	—	—	—	—	—	—
David Plotkin	—	96,250	192,500	385,000	—	—	—	—	—	—	—

(1)

Represents the threshold, target and maximum performance-based incentive cash payments the named executive officers could earn pursuant to the Performance Incentive Plan for 2022, as described in “—Annual Performance-Based Cash Compensation” above. The actual amounts earned pursuant to the Performance Incentive Program for 2022 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above.

(2)

The valuation of stock and option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. The assumptions used to calculate the value of stock and option awards are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Outstanding Equity Awards at Fiscal Year-End 2022

		Option Awards							Stock Awards
Name	Grant Date	Vesting Start Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Marc DeBevoise	4/4/2022	—	—		—	—	—	—	—		—	50,000	(3)	261,500
	4/4/2022	—	—		—	—	—	—	300,000	(5)	1,569,000	—		—
Jeff Ray	5/1/2018	4/11/2018	440,000	(8)	—	—	9.80	5/1/2028	—		—	—		—
	12/17/2019	—	—		—	—	—	—	—		—	15,000	(4)	78,450
	12/30/2020	—	—		—	—	—	—	—		—	12,548	(6)	65,626
	12/30/2020	12/10/2020	—		—	—	—	—	16,730	(5)	87,498	—		—
Robert Noreck	7/31/2017	7/31/2017	25,000	(8)	—	—	6.70	7/31/2027	—		—	—		—
	5/10/2018	5/3/2018	40,000	(8)	—	—	10.28	5/10/2028	—		—	—		—
	12/17/2019	—	—		—	—	—	—	—		—	6,000	(4)	31,380
	12/30/2020	—	—		—	—	—	—	—		—	4,774	(6)	24,968
	12/30/2020	12/10/2020	—		—	—	—	—	6,365	(5)	33,289	—		—
	6/16/2021	6/10/2021	—		—	—	—	—	18,103	(7)	94,679	—		—
	11/1/2021	11/1/2021	—		—	—	—	—	60,363	(5)	315,698	—		—
David Plotkin	7/30/2013	7/30/2013	8,000	(8)	—	—	10.61	7/30/2023	—		—	—		—
	7/29/2014	7/29/2014	5,000	(8)	—	—	5.97	7/29/2024	—		—	—		—
	8/4/2015	8/4/2015	15,000	(8)	—	—	5.53	8/4/2025	—		—	—		—
	9/30/2015	9/10/2015	10,000	(8)	—	—	4.92	9/30/2025	—		—	—		—
	12/30/2015	12/10/2015	9,000	(8)	—	—	6.35	12/30/2025	—		—	—		—
	12/23/2016	12/10/2016	10,667	(8)	—	—	8.00	12/23/2026	—		—	—		—
	9/27/2017	9/10/2017	23,000	(8)	—	—	7.23	9/27/2027	—		—	—		—
	4/9/2018	12/10/2017	20,000	(8)	—	—	7.10	4/9/2028	—		—	—		—
	12/17/2019	—	—		—	—	—	—	—		—	6,000	(4)	31,380
	12/30/2020	—	—		—	—	—	—	—		—	3,819	(6)	19,973
	12/30/2020	12/10/2020	—		—	—	—	—	5,092	(5)	26,631	—		—
	11/1/2021	11/1/2021	—		—	—	—	—	46,949	(5)	245,543	—		—

(1)	The vesting start date is a date fixed by our Board or Compensation Committee when granting equity awards.
(2)

Represents the fair market value of unvested RSUs as of December 30, 2022 based upon the closing market price of our common stock on December 30, 2022, the last trading day of 2022, of $5.23 per share.

(3)

This performance-based RSU award is subject to market-based vesting over a four-year performance period from March 28, 2022 through March 28, 2026 and service-based vesting. The market-based vesting conditions are achieved only if the volume weighted average price of the company’s common stock during any 20 consecutive trading day period in the period equals or exceeds stock price hurdles ranging from $12.50 to $30.00, increasing in seven increments of $2.50. The percentage of the award that is earned upon achievement of each stock price hurdle is 10% of the award for each of the first two achievement tiers, 12.5% for each of the next four achievement tiers and 15% for each of the final two achievement tiers. The award vests 50% upon achievement of a stock price hurdle and 50% upon the earlier of the one-year anniversary of such achievement date or March 28, 2025, subject to Mr. DeBevoise’s continued employment through the applicable vesting date.

(4)

This performance-based RSU award is subject to our 2019 Rule of X vesting schedule, with a three-year performance period from January 1, 2020 through December 31, 2022. These awards were not earned based on performance during the performance period and were forfeited on February 23, 2023.

(5)	This time-based RSU award is subject to our Three Year Annual vesting schedule.
(6)	This performance-based RSU award is subject to our 2020 Rule of X vesting schedule, with a three-year performance period from January 1, 2021 through December 31, 2023.
(7)	This time-based RSU award is subject to our Two Year Annual vesting schedule.
(8)	This option award is fully vested.

Option Exercises and Stock Vested—2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Marc DeBevoise	—	—	—	—
Jeff Ray	—	—	36,730	189,160
Robert Noreck	—	—	62,650	405,033
David Plotkin	—	—	36,567	226,350

(1)

The value realized on exercise is based on the gain, if any, equal to the difference between the per share fair market value of the stock on the exercise date less the per share exercise price, multiplied by the number of shares for which the option was being exercised.

(2)	The value realized on vesting is based on the closing price per share of our common stock on the vesting date, multiplied by the number of RSUs that vested.

Pension Benefits and Non-Qualified Deferred Compensation

We do not offer any defined benefit pension plans or any non-qualified deferred compensation plans to our named executive officers.

Potential Payments upon Termination or Change in Control

The information below sets forth the estimated amounts payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2022, based on the closing market price of our common stock on December 30, 2022, the last trading day of 2022, of $5.23 per share. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. These figures are based on the equity agreements and employment agreements in effect on December 30, 2022.

Name	Benefit	Upon a Change in Control ($)	Termination without Cause, prior to or more than 12 months (or 18 months for Mr. Ray) following a Change in Control ($)	Resignation for Good Reason, prior to or more than 12 months (or 18 months for Mr. Ray) following a Change in Control ($)	Termination without Cause, or Resignation for Good Reason, within 12 months (or 18 months for Mr. Ray) following a Change in Control ($)
Marc DeBevoise	Severance(1)	—	1,880,822	1,880,822	2,380,822
	Option / RSU Acceleration(2)	—	—	—	1,569,000
	COBRA Premiums(3)	—	25,804	25,804	25,804
	Vacation Payout	—	—	—	—
	Total Value	—	1,906,626	1,906,626	3,975,626

Jeff Ray(4)	Severance(1)	—	1,000,000	1,000,000	1,000,000
	Option / RSU Acceleration(2)	341,961	85,490	85,490	1,955,306
	COBRA Premiums(3)	—	16,010	16,010	16,010
	Vacation Payout	—	—	—	—
	Total Value	341,961	1,101,500	1,101,500	2,971,316

Robert Noreck	Severance(1)	—	660,000	660,000	660,000
	Option / RSU Acceleration(2)	443,666	—	110,917	—
	COBRA Premiums(3)	—	16,010	16,010	16,010
	Vacation Payout	—	—	—	—
	Total Value	443,666	676,010	786,927	676,010

David Plotkin	Severance(1)	—	577,500	577,500	577,500
	Option / RSU Acceleration(2)	272,174	68,044	68,044	—
	COBRA Premiums(3)	—	25,057	25,057	25,057
	Vacation Payout	—	—	—	—
	Total Value	272,174	670,601	670,601	602,557

(1)	Based on 2022 salaries and annual incentive compensation targets for our named executive officers under the Performance Incentive Program.
(2)

The value of accelerated vesting of stock options and RSU awards for the named executive officers is based on the difference between (x) $5.23, the closing market price of our common stock on December 30, 2022, and (y) the per share exercise price or purchase price of the award, if any.

(3)	Estimated based on the cost for such coverage during 2022.
(4)	Mr. Ray’s employment terminated on December 31, 2023 and he did not receive any severance payments or equity acceleration under his employment agreement.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We identified the median employee using our employee population on December 31, 2022 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

We identified the median employee by looking at annual base pay and annual target cash incentive opportunity as of December 31, 2022 for all active employees as of that date. The value of our 401(k) plan and health and welfare benefits provided was excluded as all employees, including the Chief Executive Officer, are offered the same benefits. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not exclude workers in non-U.S. countries and did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation as calculated using Summary Compensation Table requirements was $95,071. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $5,288,315. Therefore, our CEO Pay Ratio is approximately 56:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance
Pay Versus Performance Table

									Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensa- tion Table Total for Marc DeBevoise ($)	Compensa- tion Actually Paid to Marc DeBevoise($) (1)	Summary Compensat- ion Table Total for Jeff Ray ($)	Compensa- tion Actually Paid to Jeff Ray ($) (2)	Average Summary Compensation Table Total for Non -PEO NEOs ($)		Average Compensation Actually Paid to Non-PEO NEOs ($) (3)		Total Share- holder Return ($) (4)	Peer Group Total Share- holder Return ($) (5)	Net Income ($) (6)	Revenue ($) (7)
2022	5,288,315	3,040,940	979,872	539,384	614,609	(8)	(144,936	)(8)	60	133	(9,015,000)	211,008,000
2021	—	—	1,757,714	(927,320)	1,576,535	(8)	797,402	(8)	118	207	5,397,000	211,093,000
2020	—	—	1,965,003	3,987,786	844,895	(8)	1,581,666	(8)	212	150	(5,813,000)	197,353,000

(1)
Mr. DeBevoise commenced employment as our Chief Executive Officer on March 28, 2022. The amount reported represents the “compensation actually paid” to Mr. DeBevoise, computed in accordance with Item 402(v) of Regulation
S-K
for 2022, but does not reflect the actual amount of compensation earned by or paid to Mr. DeBevoise in 2022. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the amount reported for Mr. DeBevoise in the “Total” column of the Summary Com
p
ensation Table for 2022 to calculate compensation actually paid:

Year	Summary Compensation Table Total for Marc DeBevoise ($)	Summary Compensation Table Value of Equity Awards ($) (a)	Equity Award Adjustments($) (b)	Compensation Actually Paid to Marc DeBevoise ($)
2022	5,288,315	(4,464,625)	2,217,250	3,040,940

(a)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for 2022.
(b)
The equity award adjustments include the following: (i) the addition (or subtraction, if applicable) of the year-end
fair value of any equity awards granted in the year that are outstanding and unvested as of the end of the year; (ii) for any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the end of the applicable fiscal year; (iii) for awards that are granted and vest in the same fiscal year, the addition of the fair value of such awards as of the vesting date; (iv) for awards granted in prior years that vest during the fiscal year, the addition (or subtraction, if applicable) of the change in fair value between the end of the prior fiscal year and the vesting date of such awards; (v) for awards granted in prior years that fail to meet the applicable vesting conditions during the fiscal year, the subtraction of the fair value of such awards at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on such awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of the amount reported in the “Total” column of the Summary Compensation Table for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	2,217,250	—	—	—	—	—	2,217,250

(2)
Mr. Ray resigned as our Chief Executive Officer effective March 27, 2022. The amounts reported represent the “compensation actually paid” to Mr. Ray, computed in accordance with Item 402(v) of Regulation
S-K,
but do not reflect the actual amount of compensation earned by or paid to Mr. Ray in the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the amount reported for Mr. Ray in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid:

Year	Summary Compensation Table Total for Jeff Ray ($)	Summary Compensation Table Value of Equity Awards ($) (a)	Equity Award Adjustments($) (b)	Compensation Actually Paid to Jeff Ray ($)
2022	979,872	—	(440,488)	539,384
2021	1,757,714	(923,000)	(1,762,034)	(927,320)
2020	1,965,003	(919,983)	2,942,766	3,987,786

(a)	The amounts reported represent the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year.
(b)	The equity award adjustments for each fiscal year include the amounts noted in footnote 1(b). The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	—	(83,483)	—	(357,005)	—	—	(440,488)
2021	—	(1,156,670)	—	(605,363)	—	—	(1,762,034)
2020	923,496	1,819,701	—	199,569	—	—	2,942,766

(3)
The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEOs as a group, computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation
S-K,
the following adjustments were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEOs) for each year to determine the compensation actually paid, using the same methodology described above in footnote 1:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Summary Compensation Table Value of Equity Awards ($) (a)	Average Equity Award Adjustments ($) (b)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	614,609	—	(759,545)	(144,936)
2021	1,576,535	(1,050,008)	270,875	797,402
2020	844,895	(314,992)	1,051,763	1,581,666

(a)	The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.

(b)	The equity award adjustments for each fiscal year include the amounts noted in footnote 1(b). The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	—	(356,549)	—	(192,530)	(210,466)	—	(759,545)
2021	1,033,852	(259,434)	—	(124,623)	(378,920)	—	270,875
2020	316,195	729,572	—	110,277	(104,280)	—	1,051,763

(4)
Total shareholder return (“TSR”) is calculated by dividing the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period. The company did not pay any dividends in 2020, 2021 or 2022.

(5)	Represents the weighted peer group TSR. The peer group used for this purpose is the NASDAQ Computer & Data Processing Index, a published industry index.
(6)	The dollar amounts reported represent the amount of net income reflected in the company’s audited financial statements for the applicable fiscal year.
(7)
The Company Selected Measure is revenue, and the dollar amounts reported represent the amount of revenue reflected in the company’s audited financial statements for the applicable year. While we consider numerous financial and non-financial
performance measures for the purpose of evaluating and determining executive compensation, we consider revenue, which is one of the two measures used to determine annual performance-based cash compensation for our NEOs, to be the most important performance measure used by us to link compensation actually paid to the NEOs for fiscal year 2022 to Company performance.

(8)	Non-PEO NEOs for 2022, 2021 and 2020 include Robert Noreck and David Plotkin.
Narrative Disclosure to Pay Versus Performance
As described in more detail in the Compensation Discussion and Analysis above, our compensation strategy is designed to attract and retain high-caliber executive officers and employees, and align employee contributions with our objectives and the creation of long-t erm
stockholder value. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance Table above. However, “compensation actually paid,” as calculated in accordance with Item 402(v) of Regulation
S-K,
is not considered by the Board and the Compensation Committee in evaluating or determining executive compensation.

Relationship Between Compensation Actually Paid and Company Total Shareholder Return
The graph below illustrates the relationship between the Company’s cumulative TSR, the cumulative TSR of the NASDAQ Computer & Data Processing Index and compensation actually paid, computed in accordance with Item 402(v) of Regulation
S-K,
for the fiscal years presented in the Pay Versus Performance Table.
Relationship Between Compensation Actually Paid and Net Income
The graph below illustrates the relationship between the Company’s net income and compensation actually paid, computed in accordance with Item 402(v) of Regulation

S-K,

for the fiscal years presented in the Pay Versus Performance Table.

Relationship Between Compensation Actually Paid and Revenue
The graph below illustrates the relationship between the Company’s revenue and compensation actually paid, computed in accordance with Item 402(v) of Regulation

S-K,

for the fiscal years presented in the Pay Versus Performance Table.

Relationship Between Company Total Shareholder Return and Peer Group Total Shareholder Return
The graph below illustrates the relationship between the Company’s cumulative TSR and the cumulative TSR of the NASDAQ Computer & Data Processing Index for the fiscal years presented in the Pay Versus Performance Table.

-
57
 -

Tabular List

The following table includes financial performance measures that the company has determined are its most important measures used to link compensation actually paid to the named executive officers to company performance for 2022, which are the only financial performance measures used to link compensation actually paid to company performance for 2022:

Financial Performance Measure
Revenue
Adjusted EBITDA
Stock Price

Director Compensation

We reimburse each member of our Board who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board or committees thereof. In addition, as part of our efforts to attract and retain highly qualified individuals to our Board, we provide cash and equity compensation for their service on the Board.

2022 Compensation

We previously adopted a non-employee director compensation policy as described below. In the first quarter of 2022, each of the non-employee members of our Board was entitled to the following equity compensation pursuant to such policy:

•

Upon initial election to the Board, an initial RSU award with an aggregate value of $125,000, prorated based on the number of days from the date the new non-employee director is appointed to the Board until the company’s next annual meeting of stockholders, that vests in full as of the earlier of (i) the one-year anniversary of the company’s previous annual meeting of our stockholders and (ii) the date of the annual meeting of our stockholders following such non-employee director’s appointment to the Board, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation or acceleration of vesting. The shares underlying the initial grant of RSUs may not be sold while the non-employee director remains a Board member.

•

At each annual meeting of our stockholders, each continuing non-employee director received a RSU award with an aggregate value of $125,000, that vests in full after one year, provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation or acceleration of vesting.

•

All outstanding equity awards held by non-employee directors become fully vested and exercisable or nonforfeitable upon a Sale Event (as defined in our 2012 Plan or any successor equity incentive plan under which the award is granted).

In addition, non-employee directors have until the earlier of two years after the date of the director’s resignation and the original expiration date of the option to exercise vested stock options held as of the date of resignation.

Under such non-employee director compensation policy, our Board Chairman also received an annual cash retainer of $80,000, and each of our other non-employee directors receives an annual cash retainer of $50,000, for general availability and participation in meetings and conference calls of our Board. Additionally, the Audit Committee chairperson receives an annual cash retainer of $20,000, each Audit Committee member receives an annual cash retainer of $10,000, the Compensation Committee chairperson receives an annual cash retainer of

$12,000, each Compensation Committee member receives an annual cash retainer of $6,000, the Nominating and Corporate Governance Committee chairperson receives an annual cash retainer of $8,000 and each Nominating and Corporate Governance Committee member receives an annual cash retainer of $4,000.

Effective April 1, 2022, the Board adopted an amended and restated non-employee director compensation policy, pursuant to which (i) the value of the initial RSU award and annual RSU award was increased to $140,000, (ii) the annual cash retainer for the Chairman of the Board was increased to $90,000, and (iii) the annual retainer for the Compensation Committee chairperson was increased to $20,000 and the annual retainer for each Compensation Committee member was increased to $10,000. The Board adopted these changes to better align the total annual compensation of our directors with the median of our peer group.

Non-Employee Director Deferred Compensation Program

Effective February 16, 2023, the Board adopted a deferred compensation program for non-employee directors, pursuant to which each of the non-employee members of our Board may elect to defer all (but not a portion) of such non-employee director’s RSU awards granted to such non-employee director for services provided on our Board. All amounts credited to a non-employee director’s deferred account will be paid in shares of common stock to the non-employee director, or his or her designated beneficiary (or beneficiaries) or estate, in a lump sum as soon as practicable (but in no event later than the later of the last day of the calendar year in which such event occurs or two and one-half months after such event occurs) after the earlier of (i) the non-employee director’s separation from service (as such term is defined in Section 409A of the Code) and (ii) a Sale Event (as defined in the 2021 Plan), so long as such sale event also constitutes a “change in the ownership or effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company (as such terms are defined in Section 409A of the Code).

The following table provides compensation information for the fiscal year ended December 31, 2022 for each non-employee member of our Board. No member of our Board receives or has received separate compensation for services rendered as a member of our Board.

Director Compensation Table—2022

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation	Total ($)
Deborah Besemer(2)	29,890	—	—	—	29,890
Kristin Frank	72,000	—	140,001	—	212,001
Gary Haroian	79,000	—	140,001	—	219,001
Diane Hessan	82,082	—	140,001	—	222,083
Scott Kurnit	63,000	—	140,001	—	203,001
Tsedal Neeley	61,560	—	140,001	—	201,561
Ritcha Ranjan	66,401	—	140,001	—	206,402
Thomas E. Wheeler	66,560	—	140,001	—	206,561

(1)

Represents the grant date fair value of options and RSUs awarded in the fiscal year ended December 31, 2022 in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. The assumptions used to calculate the value of stock and option awards are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)	Ms. Besemer did not stand for re-election at the 2022 Annual Meeting and, as a result, her term as a director ended at the 2022 Annual Meeting.

The non-employee members of our Board who held such position on December 31, 2022 held the following aggregate number of shares underlying unexercised options and unvested RSUs as of such date:

Name	Number of Shares Underlying Unexercised Options	Number of Unvested RSUs
Kristin Frank	32,618	20,144
Gary Haroian	81,461	20,144
Diane Hessan	47,372	20,144
Scott Kurnit	79,668	20,144
Tsedal Neeley	18,832	27,090
Ritcha Ranjan	18,832	27,090
Thomas E. Wheeler	32,618	20,144

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2012 Stock Incentive Plan (the “2012 Plan’), our 2012 RSU Inducement Plan (the “2012 Inducement Plan”), our 2014 Stock Inducement Plan (the “2014 Inducement Plan”), our 2018 Inducement Plan, our 2021 Plan and our 2022 Inducement Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs		Weighted- average Exercise Price of Outstanding Options ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders(2)	5,385,114	(3)	9.27	3,751,719	(4)
Equity compensation plans not approved by stockholders	1,245,750	(5)	9.81	608,375	(6)

Total	6,630,864		9.44	4,360,094

(1)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options to purchase shares of our common stock. It does not reflect the shares of our common stock that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(2)	These plans consist of the 2012 Plan and the 2021 Plan.
(3)

This number includes 939,325 shares of our common stock subject to outstanding options granted under our 2012 Plan, 697,480 shares of our common stock subject to outstanding RSU awards under our 2012 Plan, 34,693 shares of our common stock subject to outstanding options granted under our 2021 Plan and 3,713,616 shares of our common stock subject to outstanding RSU awards under our 2021 Plan.

(4)	This number consists of 3,751,719 shares of our common stock available for issuance under our 2021 Plan.
(5)

This number includes 5,750 shares of our common stock subject to outstanding options granted under our 2014 Inducement Plan, 440,000 shares of our common stock subject to outstanding options granted under our 2018 Inducement Plan and 800,000 shares of our common stock subject to outstanding RSU awards granted under our 2022 Inducement Plan.

(6)	This number includes 608,375 shares of our common stock available for issuance under our 2014 Inducement Plan.

Rule 10b5-1 Sales Plans

Our insider trading policy and our Rule 10b5-1 trading plan policy permit our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. We have been advised that Kristin Frank has entered into a trading plan in accordance with Rule 10b5-1 and our policy governing transactions in our securities. Ms. Frank’s plan is intended to enable her to manage the tax implications associated with the vesting of restricted stock units in 2023. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company.

We anticipate that, as permitted by Rule 10b5-1, our insider trading policy and our Rule 10b5-1 trading plan policy, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of executive officers and directors who establish a trading plan in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future quarterly and annual reports on Form 10-Q and 10-K filed with the SEC. However, we undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan.

Compensation Committee Interlocks and Insider Participation

During 2022, Ms. Frank, Mr. Haroian, Mr. Kurnit, Ms. Neeley and Ms. Ranjan served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of Brightcove during 2022, is a former officer of Brightcove, or had any other relationship with the company requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Report of the Compensation Committee of the Board of Directors

The information contained in this Compensation Committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Compensation Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Brightcove specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Kristin Frank (Chairperson)

Gary Haroian

Scott Kurnit

Tsedal Neeley

Ritcha Ranjan

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2023, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our named executive officers;

•	each of our directors and director nominees; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 42,778,853 shares of common stock outstanding as of March 1, 2023. Options to purchase shares of our common stock that are exercisable, and shares of our common stock that may be acquired upon the vesting of restricted stock units (“RSUs”), in each case, within 60 days of March 1, 2023, are deemed to be beneficially owned by the persons holding these options or RSUs, as applicable, for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o Brightcove Inc., 281 Summer Street, Boston, MA 02210.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
5% Stockholders
Trigran Investments, Inc.(1)	6,878,602	16.1%
Edenbrook Capital, LLC(2)	6,076,462	14.2%
Lynrock Lake LP (3)	3,146,959	7.4%
The Vanguard Group(4)	2,795,661	6.5%
BlackRock, Inc.(5)	2,606,687	6.1%
Archon Capital Management LLC(6)	2,424,129	5.7%

Executive Officers and Directors
Marc DeBevoise(7)	100,000	*
Jeff Ray(8)	508,999	1.2%
Robert Noreck (9)	156,539	*
David Plotkin(10)	194,809	*
Kristin Frank(11)	70,002	*
Gary Haroian(12)	122,716	*
Diane Hessan (13)	92,648	*
Scott Kurnit(14)	204,750	*
Tsedal Neeley(15)	34,243	*
Ritcha Ranjan(16)	39,243	*
Thomas E. Wheeler(17)	81,227	*
All executive officers and directors as a group (11 persons)(18)	1,605,176	3.7%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)

Beneficial ownership is as of December 31, 2022, based solely on a Schedule 13G/A filed jointly on February 10, 2023 with the SEC by Trigran Investments, Inc. (“Trigran”), Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon and Steven R. Monieson and includes 6,500,827 shares of our common stock over which Trigran, Douglas Granat, Lawrence A. Oberman, Steven G. Simon, Bradley F. Simon and Steven R. Monieson have shared voting power and 6,878,602 shares of our common stock where the aforementioned parties have shared dispositive power. The principal address of Trigran is 630 Dundee Road, Suite 230, Northbrook, IL 60062.

(2)

Beneficial ownership is as of March 20, 2023, based solely on a Schedule 13D/A filed jointly on March 20, 2023 with the SEC by Edenbrook Capital, LLC (“Edenbrook”) and Jonathan Brolin and includes 6,076,462 shares of our common stock over which Edenbrook and Jonathan Brolin have shared voting power and shared dispositive power. Jonathan Brolin is the Managing Member of Edenbrook. The principal address of Edenbrook and Jonathan Brolin is 116 Radio Circle, Mount Kisco, NY 10549.

(3)

Beneficial ownership is as of December 31, 2022, based solely on a Schedule 13G filed jointly on February 13, 2023 with the SEC by Lynrock Lake LP (“Lynrock”), Lynrock Lake Partners LLC (“Lynrock Lake Partners”) and Cynthia Paul. As of December 31, 2022, Lynrock Lake Master Fund LP (“Lynrock Lake Master”) directly held 3,146,959 shares of our Common Stock. Lynrock Lake LP (the “Lynrock”) is the investment manager of Lynrock Lake Master, and pursuant to an investment management agreement, Lynrock has been delegated full voting and investment power over our securities held by Lynrock Lake Master. Cynthia Paul, the chief investment officer of Lynrock and sole member of Lynrock Lake Partners LLC, the general partner of Lynrock, may be deemed to exercise voting and investment power over our securities held by Lynrock Lake Master. The principal address of Lynrock, Lynrock Lake Partners and Cynthia Paul is 2 International Drive, Suite 130, Rye Brook, NY 10573.

(4)

Beneficial ownership is as of December 30, 2022, based solely on a Schedule 13G/A filed on February 9, 2023 with the SEC by The Vanguard Group (“Vanguard”) and includes 49,296 shares of our common stock over which Vanguard has shared voting power, 65,754 shares of our common stock over which Vanguard has shared dispositive power and 2,729,907 shares over which Vanguard has sole dispositive power. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Beneficial ownership is as of December 31, 2022, based solely on a Schedule 13G/A filed on February 1, 2023 with the SEC by BlackRock, Inc. (“BlackRock”) and includes 2,580,670 shares of our common stock over which BlackRock has sole voting power and 2,606,687 shares over which BlackRock has sole dispositive power. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(6)

Beneficial ownership is as of December 31, 2022, based solely on a Schedule 13G/A filed jointly on February 13, 2023 with the SEC by Archon Capital Management LLC (“Archon”) and Constantinos Christofilis and includes 2,424,129 shares of our common stock over which Archon and Constantinos Christofilis have shared voting power and shared dispositive power. Constantinos Christofilis is the Managing Member of Archon. The principal address of Archon and Constantinos Christofilis is 1100 19th Avenue E, Seattle, WA 98112.

(7)	Consists of 100,000 shares issuable to Mr. DeBevoise upon vesting of restricted stock units within 60 days after March 1, 2023.
(8)

Consists of (a) 68,999 shares held by Mr. Ray and (b) 440,000 shares issuable to Mr. Ray upon exercise of stock options exercisable within 60 days after March 1, 2023. Mr. Ray resigned as a member of the Board and as our Chief Executive Officer effective March 27, 2022.

(9)	Consists of (a) 91,539 shares held by Mr. Noreck and (b) 65,000 shares issuable to Mr. Noreck upon exercise of stock options exercisable within 60 days after March 1, 2023.
(10)	Consists of (a) 94,142 shares held by Mr. Plotkin and (b) 100,667 shares issuable to Mr. Plotkin upon exercise of stock options exercisable within 60 days after March 1, 2023.
(11)	Consists of (a) 37,384 shares held by Ms. Frank and (b) 32,618 shares issuable to Ms. Frank upon exercise of stock options exercisable within 60 days after March 1, 2023.
(12)	Consists of (a) 41,255 shares held by Mr. Haroian and (b) 81,461 shares issuable to Mr. Haroian upon exercise of stock options exercisable within 60 days after March 1, 2023.

(13)	Consists of (a) 45,276 shares held by Ms. Hessan and (b) 47,372 shares issuable to Ms. Hessan upon exercise of stock options exercisable within 60 days after March 1, 2023.
(14)	Consists of (a) 125,082 shares held by Mr. Kurnit and (b) 79,668 shares issuable to Mr. Kurnit upon exercise of stock options exercisable within 60 days after March 1, 2023.
(15)	Consists of (a) 18,550 shares held by Ms. Neeley and (b) 15,693 shares issuable to Ms. Neeley upon exercise of stock options exercisable within 60 days after March 1, 2023.
(16)	Consists of (a) 23,550 shares held by Ms. Ranjan and (b) 15,693 shares issuable to Ms. Ranjan upon exercise of stock options exercisable within 60 days after March 1, 2023.
(17)	Consists of (a) 48,609 shares held by Mr. Wheeler and (b) 32,618 shares issuable to Mr. Wheeler upon exercise of stock options exercisable within 60 days after March 1, 2023.
(18)

See footnotes 7 through 17 above. Includes 910,790 shares issuable upon exercise of stock options exercisable within 60 days after March 1, 2023 and 100,000 shares issuable upon vesting of restricted stock units within 60 days after March 1, 2023.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2022, except for one Form 4 filed by Ms. Hessan and one Form 4 filed by Mr. Wheeler, all required reports were filed on a timely basis under Section 16(a).

RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than compensation agreements and other arrangements which are discussed in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, in 2022, there was not, and there is not currently proposed to be, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals, to the maximum extent allowed under Delaware law, for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts they reasonably incur in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of the company or that person’s status as a member of our Board.

Procedures for Approval of Related Party Transactions

Our Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party. We have adopted a written related party transaction approval policy that governs the review of related party transactions. Pursuant to this policy, our Audit Committee shall review the material facts of all related party transactions. The Audit Committee shall take into account, among other factors that it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party’s interest in the related party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at 281 Summer Street, Boston, MA 02210, not later than the close of business 90 days, or February 10, 2024 for our 2024 annual meeting of stockholders, nor earlier than the close of business 120 days, or January 11, 2024 for our 2024 annual meeting of stockholders, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected, such information as we might reasonably require to determine the eligibility of the nominee to serve as a director, and certain information related to the nominating stockholder. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be to be included in our proxy materials relating to our 2024 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 2, 2023. Such proposals must be delivered to our Secretary, c/o Brightcove Inc., 281 Summer Street, Boston, MA 02210. We also encourage you to submit any such proposals via email to general_counsel@brightcove.com. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than February 10, 2024 and no earlier than January 11, 2024.

Exhibit A

AMENDMENT NO. 1

TO THE

BRIGHTCOVE INC.

2021 STOCK INCENTIVE PLAN

WHEREAS, Brightcove Inc. (the “Company”) maintains the Brightcove Inc. 2021 Stock Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the stockholders of the Company;

WHEREAS, the Board believes that the number of shares of Stock (as defined in the Plan) remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan;

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the aggregate number of shares of Stock reserved for issuance under the Plan by 7,000,000 shares in order for the Company to continue to offer a competitive equity incentive program to its current and future employees;

WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein; and

WHEREAS, this Amendment will become effective upon approval by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders and if, for any reason, the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE:

1. Section 3(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 13,200,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2012 Stock Incentive Plan and the Company’s Amended and Restated 2004 Stock Option and Incentive Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 13,200,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.”

2. Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Board and the stockholders of the Company in accordance with applicable laws and regulations.

3. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged.

DATE APPROVED BY BOARD OF DIRECTORS:	March 15, 2023

DATE APPROVED BY STOCKHOLDERS:	May , 2023

BRIGHTCOVE INC. 281 SUMMER STREET BOSTON, MA 02210

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BCOV2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 9, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V02539-P88544                        KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIGHTCOVE INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4:		☐	☐	☐

1. To elect the following Class II Director Nominees

01) Marc DeBevoise
02) Tsedal Neeley
03) Thomas E. Wheeler
						For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Brightcove’s independent registered public accounting firm for the fiscal year ending December 31, 2023.						☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of Brightcove’s named executive officers.						☐	☐	☐
4. To approve Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan.						☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, the proxy will be voted (i) “FOR” the election of each of the nominees for director; (ii) “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) “FOR” approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; and (iv) "FOR" approval of Amendment No. 1 to the Brightcove Inc. 2021 Stock Incentive Plan; and (v) in the discretion of the proxies upon such matters as may properly come before the 2023 Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held May 10, 2023

The proxy statement and the 2022 Annual Report on Form 10-K

are available at http://www.proxyvote.com/brightcove2023

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PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIGHTCOVE INC.

The undersigned hereby appoints Marc DeBevoise, Robert Noreck and David Plotkin as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution and hereby authorizes them to represent and vote all the shares of common stock of Brightcove Inc. (the “Company”), standing in the name of the undersigned on March 15, 2023, with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on May 10, 2023 or at any adjournment or postponement thereof. Receipt of this Notice of the 2023 Annual Meeting of Stockholders and Proxy Statement and the 2022 Annual Report is hereby acknowledged.

In order for your vote to be submitted by this proxy, you must (i) properly complete the Internet voting instructions no later than 11:59 P.M. Eastern Time on May 9, 2023 or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2023 Annual Meeting of Stockholders of the Company. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote virtually should you decide to attend the 2023 Annual Meeting of Stockholders of the Company.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued, and to be marked, dated and signed, on the other side)